UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 24, 2006

____________________________

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)		(IRS Employer Identification No.)
000-50888	900 28th Street, Suite 201 Boulder, Colorado 80303 (Address of Principal Executive Offices and zip code)	46-0510685

(303) 444-7755
(Registrant’s telephone umber, including area code)

936A Beachland Boulevard, Suite 13
Vero Beach, FL 32963
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of AeroGrow International, Inc. (“AeroGrow”), including its predecessor, Wentworth I, Inc. (“Wentworth”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of AeroGrow, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of AeroGrow could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, AeroGrow no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry into a Material Definitive Agreement.

On February 24, 2006, AeroGrow International, Inc., a Nevada corporation (“AeroGrow”) completed the sale of shares of its common stock and common stock purchase warrants in a private placement transaction (the “Offering”). For a description of the Offering, and the material agreements entered into in connection therewith, please see “Offering” in Item 2.01 of this Current Report, which discussion is incorporated herein by reference

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of the Merger

Wentworth I, Inc., a Delaware corporation (“Wentworth”), and AeroGrow International, Inc., a Nevada corporation (“AeroGrow”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) on January 12, 2006 which was consummated on February 24, 2006. Under the terms of the Merger Agreement, Wentworth merged with and into AeroGrow, with AeroGrow being the surviving corporation (“Merger”). The certificate of incorporation and by-laws of AeroGrow prior to the Merger will continue to be those of the surviving company, and the surviving company will be governed by the corporate law of the State of Nevada.

Prior to the Merger, Wentworth was a shell company with nominal assets and operations. Its sole business purpose was identify, evaluate and complete a business combination with an operating company. Prior to the Merger, Wentworth was a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and was current in its reporting under the Exchange Act.

As a result of the Merger, AeroGrow became a “successor issuer” to Wentworth within the meaning of Rule 12(g)-3 under the Exchange Act. As a “successor issuer” AeroGrow is now a Section 12(g) reporting company under the Exchange Act. As a result, the shares of common stock of AeroGrow are now registered securities under Section 12(g) of the Exchange Act. Further, as a result of the Merger, AeroGrow is no longer a shell company.

In the Merger each of the Wentworth’s 3,750,000 shares of outstanding common stock (“Wentworth common stock”) was converted into the right to receive 0.154703 shares of AeroGrow common stock (“Exchange Ratio”) resulting in the issuance of 580,136 shares of AeroGrow’s common stock to the Wentworth stockholders representing 6.5% of the issued and outstanding common stock of AeroGrow immediately after the Merger, the Offering and the Note Conversion (as defined below).

Each share of AeroGrow common stock issued to the Wentworth’s stockholders in connection with the Merger is restricted stock, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act of 1933, as amended (“Securities Act”) or an available exemption therefrom. No registration statement covering these securities has been filed with the SEC or with any state securities commission. The Merger Agreement, however, contains piggy-back registration rights provisions that allow each Wentworth stockholder to include their shares in any registration statement filed for the public offering or resale of its securities in the future, subject to the conditions set forth in the Merger Agreement. As part of the Offering, AeroGrow agreed to register for resale the shares of AeroGrow’s common stock issued to Investors in the Offering (together with the shares of AeroGrow’s common stock underlying the Warrants issued in the Offering) on a registration statement to be filed with the SEC. In the event such registration statement is filed, the AeroGrow common stock issued to the Wentworth stockholders in connection with the Merger will be included on such registration statement. There can be no assurance that the shares of AeroGrow’s common stock received by the Wentworth’s stockholders in connection with the Merger will become registered under the Securities Act.

As a condition of the closing of the Merger Agreement, Keating Reverse Merger Fund, LLC (“KRM Fund”), the current majority stockholder of Wentworth, will enter into a lock up agreement under which it will be prohibited from selling or otherwise transferring: (i) any of its shares of AeroGrow’s common stock for a period of twelve months (12) months following the effective date of the Registration Statement (“Initial Lock Up Period”), and (ii) fifty percent (50%) of its shares of AeroGrow’s common stock after the expiration of Initial Lock Up Period until the date which is eighteen (18) months after the effective date of the Registration Statement. Immediately after the closing of the Merger, KRM Fund will own 309,406 shares of AeroGrow’s common stock (“KRM Shares”) representing 3.5% of the issued and outstanding common stock of AeroGrow immediately after the Merger, the Offering and the Note Conversion. Approximately 87,407 shares of AeroGrow’s common stock held by Keating Investments, LLC (“Keating Investments”), the managing member of KRM Fund and the 90% owner of Keating Securities, LLC, will be subject to lock up restrictions similar to those that apply to the KRM Shares. The foregoing lock up restrictions may be released by the mutual agreement of AeroGrow and Keating Securities, LLC (“Keating Securities”), the exclusive placement agent for the Offering.

Further, for a two year period following the Closing, KRM Fund shall the right to send a representative to observe each meeting or to participate in telephone meetings of AeroGrow’s board of directors.

In connection with the Merger, Wentworth engaged Keating Securities, an affiliate of Keating Investments to act as a financial advisor for Wentworth in connection with the Merger. At the closing of the Merger, Keating Securities was paid an advisory fee of $350,000.

After the closing of the Merger, AeroGrow has agreed that, unless it has the consent of KRM Fund, it will not issue any securities for one year to its officers and directors or 10% or greater stockholders, consultants, service providers or other parties, except for issuances with respect to outstanding options, warrants and convertible securities and pursuant to existing obligations, grants pursuant to stock option and similar plans approved by the board and stockholders, capital raising requirements approved by the board, or third party, arms-length transactions. AeroGrow will also be obligated to: (i) remain a 12(g) reporting company and comply with the reporting requirements under the Exchange Act, (ii) within forty-five days following the closing of the Merger, AeroGrow’s board of directors shall satisfy the independence, audit and compensation committee and other corporate governance requirements under the Sarbanes-Oxley Act of 2002 (the “SOX Act”), the rules and regulations promulgated by the SEC, and the requirements of either Nasdaq or American Stock Exchange (“AMEX”) as selected by AeroGrow, whether or not AeroGrow’s common stock is listed or quoted, or qualifies for listing or quotation, on Nasdaq or AMEX, (iii) use its commercially reasonable efforts to obtain and maintain a quotation of its shares of AeroGrow common stock on the OTC BB or Nasdaq, and (iv) within 30 days following the Closing, procure key man life insurance policies on certain officers of AeroGrow.

AeroGrow intends to use its commercially reasonable best efforts to have its shares of common stock commence quotation on either (i) Nasdaq Capital Markets (“Nasdaq”); or (ii) the Over-the-Counter Bulletin Board (“OTC BB”). However, there can be no assurance as to when and if the shares of common stock will become quoted on either Nasdaq or the OTC BB and, even if the shares of common stock are quoted on either venue, there can be no assurance that an active trading market will develop for such shares.

The Merger, for accounting and financial reporting purposes, will be accounted as an acquisition of Wentworth by AeroGrow. As such, AeroGrow will be the accounting acquirer in the Merger, and the historical financial statements of AeroGrow will be the financial statements for AeroGrow following the Merger.

Under the Delaware General Corporation Law (“DGCL”), the Wentworth stockholders have appraisal rights. Any holder of shares of the Wentworth common stock who did not vote in favor of the Merger Agreement and the Merger will have the right to dissent from the merger transaction and to seek an appraisal of and to be paid the fair value (exclusive of any element of value arising from the accomplishment or expectation of the Merger) for his shares of the Wentworth common stock, determined by a court and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Section 262 of the DGCL. On January 12, 2006, four Wentworth stockholders who, in the aggregate, are the record owners of 3,558,000 shares of Wentworth’s common stock, representing approximately 94.9% of the outstanding voting securities of Wentworth, executed and delivered to Wentworth a written consent authorizing and approving the Merger. As such, only holders of 192,000 shares of Wentworth’s common stock are able to exercise dissenter’s rights.

Completion of the Offering

As a condition to the Merger, AeroGrow conducted a private placement offering of its common stock and common stock purchase warrants (“Warrants”) to institutional investors and other high net worth individuals (“Investors”) on a best efforts $5,000,000 minimum, $12,000,000 maximum basis (“Offering”). The Offering was a condition to the Merger, and the Merger was contingent on the Offering.

AeroGrow received gross proceeds of $10,000,000 in the Offering. Pursuant to Subscription Agreements entered into with these Investors, AeroGrow sold 2,000,000 shares of its common stock and warrants to purchase 2,000,000 shares of its common stock. Each Unit in the Offering consisted of one share of common stock and a five-year warrant to purchase one share of common stock at an exercise price of $6.25 per share. The price per Unit in the Offering was $5.00. Immediately after the closing of the Offering, the Investors will own 2,000,000 shares of AeroGrow’s common stock representing 22.4% of the issued and outstanding common stock of AeroGrow immediately after the Merger, the Offering and the Note Conversion. AeroGrow is required to register the shares of its common stock issued in the Offering (as well as the shares of common stock underlying the Warrants) with the Securities and Exchange Commission (“SEC”) for resale by the Investors. After commissions, expenses and the reverse merger fee payable to Keating Securities, AeroGrow received net proceeds of $8,321,252 in the Offering.

Keating Securities was the exclusive placement agent for the Offering. For their services as placement agent, AeroGrow paid Keating Securities a fee equal to 10%, or $1,000,000, of the gross proceeds from the Offering. AeroGrow also paid Keating Securities a non-accountable expense allowance equal to 3%, or approximately $300,000, of the gross proceeds from the Offering. In addition, AeroGrow issued to Keating Securities and its designees five-year warrants to purchase an aggregate of 200,000 shares of its common stock at an exercise price of $6.25 per share (“Agent Warrants”). The warrants are fully vested and may be exercised on a cashless or net issuance basis.

In connection with the Offering, AeroGrow granted registration rights to the Investors and the holders of the Agent Warrants. AeroGrow agreed to register the resale of the common stock issued to Investors in the Offering, the common stock issuable to each Investor pursuant to the Warrants, and the common stock underlying the Agent Warrants. If AeroGrow does not register for resale the common shares within 150 days of the closing date, then AeroGrow must pay each of the Investors 1% of the Unit purchase price paid by such Investor for each month thereafter that the Investor cannot publicly sell the shares of common stock.

In addition to the securities sold in the Offering, AeroGrow has received executed subscription agreements for the sale of an additional 153,000 shares of common stock and warrants to purchase 153,000 shares of common stock, all on the same terms as the securities in sold in the Offering. AeroGrow anticipates receiving approximately $665,550 in additional net proceeds from the sale of these securities, after payment to Keating Securities of $99,450 in commissions and the agent’s expense allowance. AeroGrow will also issue to Keating Securities additional Agent Warrants to purchase 15,300 shares of common stock. All the common stock issued and to be issued will have registration rights as provided the Investors and Keating Securities in the Offering. The disclosure in this Form 8-K in respect of outstanding shares of common stock and shares of common stock to be issued under outstanding securities does not take into account the securities to be issued under the above mention subscription agreements.

Copies of the form of Subscription Agreement, Placement Agreement, Form of Common Stock Purchase Warrant, and Form of Agent Warrant are attached to this Current Report on Form 8-K.

The issuance of shares of AeroGrow’s common stock and the warrants to the Investors in the Offering were completed pursuant to an exemption from registration contained in Regulations D and S, only to accredited investors. The shares of AeroGrow’s common stock, the warrants and the shares of common stock underlying the warrants may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the SEC or with any state securities commission in respect of the Offering.

Modification of Convertible Notes

In connection with the Merger, AeroGrow sought to modify the terms of certain outstanding convertible notes issued in 2005 with an outstanding principal balance of $3,000,000, originally due June 30, 2006 (“Convertible Notes”). The note holders of this debt were offered the opportunity to convert the principal and interest at a reduced conversion rate, extend the maturity for a lesser reduced conversion rate than immediate conversion or maintain the current terms unchanged.

Holders of Convertible Notes representing $2,130,000 in principal amount converted their notes into AeroGrow common stock at a conversion price of $3.00 per share, a reduction from the original conversion price of $4.00 per share. Accordingly, at the closing of the Merger and Offering, AeroGrow issued 710,009 shares of its common stock (rounded up for fractional shares) to converting note holders (“Note Conversion”). The converting note holders also were issued, pursuant to the terms of the note offering, additional five-year warrants to purchase 426,000 shares of AeroGrow’s common stock at an exercise price of $6.00 per share. Each share of AeroGrow common stock and each warrant issued to the converting note holders will be restricted securities, and the holder thereof may not sell, transfer or otherwise dispose of such securities without registration under the Securities Act or an available exemption therefrom. AeroGrow has agreed to register for resale the shares of AeroGrow’s common stock issued to converting note holders (together with the shares of AeroGrow’s common stock underlying the warrants issued to the note holders in connection with the original note issuance and upon the note conversion) on a registration statement to be filed with the SEC.

Holders of Convertible Notes representing $840,000 in principal amount have agreed to extend the maturity under their notes from June 30, 2006 to December 31, 2006 in exchange for a reduction in their conversion price from $4.00 per share to $3.50 per share.

The remaining holders of Convertible Notes, representing $30,000 in principal amount, have not elected to convert or extend the maturity of their notes and will be able to demand payment in cash on June 30, 2006.

For those holders of Convertible Notes who elected to convert or extend the maturity of their notes as described above, (i) AeroGrow eliminated the current 180 day lock-up provisions on the shares of common stock underlying the Convertible Notes and related warrants; (ii) AeroGrow eliminated the redemption provisions of the $5.00 warrants issued to holders at the time of the issuance of the notes; and (iii) the holders of the Convertible Note waived any registration penalties that they may have in connection with any late filing or effectiveness under the registration rights provisions of their original subscription for the notes.

Outstanding Securities After the Merger

As of February 24, 2006, the closing date of the Merger and the Offering (“Closing Date”), AeroGrow’s outstanding common stock, options, warrants and convertible securities (after giving effect to the Merger, the Offering and the Note Conversion) are as follows:

•
8,930,885 shares of AeroGrow common stock, which includes 2,000,000 shares of common stock issued to Investors in the Offering, 580,136 shares issued and issuable to the former stockholders of Wentworth, and 710,009 shares of common stock issued to holders of Convertible Notes in the principal amount of $2,130,000 who elected to convert their notes at $3.00 per share;

•	2,000,000 shares of Common stock issuable upon exercise of the Warrants sold to Investors in the Offering at an exercise price of $6.25;

•
240,006 shares of common stock issuable upon conversion of Convertible Notes (rounded up for fractional shares) in the principal amount of $840,000 at a conversion price of $3.50 by holders who elected to extend the maturity of their notes to December 31, 2006;

•
7,500 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who did not elected to extend the maturity of their notes beyond June 30, 2006;

•
600,000 shares of common stock issuable upon exercise of outstanding warrants held by the initial holders of the Convertible Notes with an exercise price of $5.00 per share, of which 6,000 warrants held by those not electing to extend the maturity of their Convertible Notes to December 31, 2006 are redeemable under specified circumstances;

•
426,000 shares of common stock issuable upon exercise of warrants, at an exercise price of $6.00 per share, that were issued to holders which elected to convert notes in the principal amount of $2,130,000;

•	174,000 shares of common stock issuable upon the exercise of warrants to be issued upon conversion of Convertible Notes in the principal amount of $870,000 at an exercise price of $6.00 per share;

•
60,000 shares of common stock issuable upon exercise of outstanding warrants issued to Keating Securities and its designees with an exercise price of $6.00 per share in connection with the note offering;

•	200,000 shares of common stock issuable upon exercise of outstanding warrants issued to Keating Securities and its designees with an exercise price of $6.25 per share in connection with the Offering;

•	892,858 shares of common stock issuable upon exercise of outstanding warrants at exercise prices ranging from $2.50 to $15.00 per share; and

•	233,270 shares of common stock issuable upon exercise of outstanding options at an exercise price ranging from $0.005 to $5.00 per share (“Stock Options”).

Based on the foregoing, AeroGrow has 13,764,519 shares of common stock outstanding on a fully diluted basis. In addition, as of January 31, 2006, AeroGrow also has commitments to issue up to an aggregate of 38,204 shares of AeroGrow common stock to an infomercial production firm and a public relations firm (“Equity Commitments”).

Lock Up Restrictions

Stockholders of Wentworth holding an aggregate of 396,813 shares of common stock entered into a lock up agreement under which they will be prohibited from selling or otherwise transferring: (i) any of their shares of common stock for a period of twelve months (12) months following the effective date of the Registration Statement (“Initial Lock Up Period”), and (ii) fifty percent (50%) of its shares of common stock after the expiration of Initial Lock Up Period until the date which is eighteen (18) months after the effective date of the Registration Statement.

Further, as a condition of the closing of the Merger Agreement, 4,463,483 shares of AeroGrow’s common stock held by existing AeroGrow stockholders (including all shares of AeroGrow held by AeroGrow’s current officers and directors discussed elsewhere in this Report) and 927,406 shares of common stock underlying AeroGrow’s existing warrants and options outstanding will be subject to a lock up agreement with the same transfer restrictions as set forth above and applicable to the stockholders of Wentworth.

Immediately after the closing of the Merger and the Offering, the following shares of common stock (or shares of common stock underlying warrants and options) will not be subject to any lock up agreement restrictions:

•
Approximately 544,228 shares of common stock held by investors in AeroGrow’s Colorado intrastate offering (“Colorado Offering Shares”). The Colorado Offering Shares will be freely tradable without restriction and will represent AeroGrow’s “float” following the Merger.

•
633,029 shares of outstanding common stock held by existing AeroGrow stockholders. These shares of common stock may be freely tradable without restriction following the Offering depending on how long the holders thereof have held these shares in accordance with the requirements of Rules 144 and 701.

•
155,000 shares of common stock underlying existing warrants, and 43,722 shares of common stock underlying outstanding options issued to employees, consultants and vendors. Upon exercise of these warrants by the holders thereof, the shares will be restricted shares subject to the restrictions on transfer imposed under Rule 144 and Rule 701 promulgated under the Securities Act, which have different holding periods and volume limitations depending on the status of the holder and the time period that the holder has held the securities.

•
None of the shares of common stock issued in the Offering, issued upon conversion of the Convertible Notes, underlying the warrants issued in this Offering (including Agent Warrants), underlying the Convertible Notes, or underlying the warrants issued or to be issued to Convertible Note holders (including placement agent warrants) are subject to lock up restrictions.

•	183,323 shares of common stock held by Wentworth stockholders will not be subject to lock up restrictions.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 2.01 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

Reference is made to the disclosure set forth under Items 2.01 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The holders of the Wentworth common stock, by the terms of the Merger Agreement, exchanged their shares of Wentworth common stock for shares of common stock of AeroGrow. The common stock of AeroGrow will be governed by the terms of the laws of the State of Nevada, the state of incorporation of AeroGrow, and the terms of the certificate of incorporation and by-laws of AeroGrow. Copies of the certificate of incorporation and the by-laws of AeroGrow are filed with this Current Report on Form 8-K. Also, see the Description of Securities under Item 8.01.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Management

Effective as of the Closing, pursuant to the terms of the Merger, the corporate existence of Wentworth ceased and the following persons were the directors and officers of AeroGrow as of the time of the Merger and will continue in those positions after the Merger. Each of the directors of AeroGrow was elected to their positions at an annual meeting of the stockholders of AeroGrow held February 23, 2006. Immediately thereafter, the newly elected directors held a meeting and appointed the officers of AeroGrow and took other action to establish the corporate governance of the company.

Name	Age	Position with AeroGrow	Serving as a Director Since
W. Michael Bissonnette	57	Chief Executive Officer, President and Director	2002
Richard A. Kranitz	61	Director	2002
Wayne Harding	50	Director	2005
Jack J. Walker	71	Director	2006
Kenneth Leung	61	Director	2006

W. Michael Bissonnette is our founding shareholder and has served as chief executive officer, president and a director of AeroGrow since July 2002. Concurrently, he has served as chief executive officer, president and a director of our former parent company, Mentor Capital Consultants, Inc. since March 2000. Mentor Capital currently has no active operating business. From 1989 to 1994, he was the founder, chief executive officer, president and a director of Voice Powered Technology International, Inc., an international consumer electronics company. From 1977 to 1989, Mr. Bissonnette was the founder, chief executive officer and president of Knight Protective Industries, Inc., an international consumer security products company. Prior to 1977, he was founder, chief executive officer and president of Shagrila Carpets, Inc., a multi-store retailer of commercial and home carpeting. Both Voice Powered Technology and Knight Protective Industries specialized in the funding, development and marketing of technology-based consumer products.

Richard A. Kranitz has been a director of AeroGrow since July 2002. He has also served as a director of Mentor Capital since March 2000. Mr. Kranitz has been an attorney in private practice since 1970 emphasizing securities, banking and business law. From 1990 to the present he has been an attorney in Kranitz & Philipp in Grafton, Wisconsin. Previously, following the death of a partner in 1976, he formed the Law Offices of Richard A. Kranitz. From 1982 to 1983 he also was a member of Fretty & Kranitz and from 1977 to 1978 he was also a member of Habush, Gillick, Habush, Davis, Murphy, Kraemer & Kranitz. He was a member of McKay, Martin & Kranitz from 1973 to 1976, and was employed by Reinhart, Boerner, Van Deuren, Norris & Reiselbach, s.c. from 1970 to 1973. Mr. Kranitz served as Law Clerk to the Honorable Myron L. Gordon in the U.S. District Court (E.D. Wisconsin) from 1969 to 1970. Mr. Kranitz has served as a director of the Grafton State Bank from 1990 to present. He served as a venture capital consultant to, and director of, various companies and he has served at various times as a director of various professional, civic or charitable organizations.

Wayne Harding has been a director since October 2005. He has served as vice president business development of Rivet Software since December 2004. From August 2002 to December 2004 Mr. Harding was owner and President of Wayne Harding & Company CPAs and from 2000 until August 2002 he was director-business development of CPA2Biz. He provided consulting services for AeroGrow from December 2003 through March 2004. Mr. Harding is a certified public accountant licensed in Colorado. He is past president of the Colorado Society of CPAs and past member of the Governing Council for the American Institute of CPAs.

Jack J. Walker has been a director since the February 23, 2006, annual meeting of shareholders. He has served as president of English & Continental Properties, Inc., a real estate investment and development company, since 1980. From 1976 to 1985, Mr. Walker was president of March Trade & Finance, Inc., a private investment company. Previously, Mr. Walker acquired control of Charles Spreckly Industries, Town & Commercial Properties and Associated Development Holdings. In 1961 he started English & Continental Property Company, and became joint Managing Director of this commercial development company. Mr. Walker began his career as a lawyer in London, England specializing in real estate, financing, international tax and corporate affairs. Mr. Walker has served as a director of Megafoods Stores Inc. He also serves as a venture capital consultant to companies on financial and pre-IPO strategies. In addition, he created the Walker Foundation for Charitable Activities and he has served at various times as a director of various professional, civic and charitable organizations.

Kenneth Leung has been a director since the February 23, 2006, annual meeting of shareholders. From 1995 to the present he has been Managing Director of Investment Banking-Environmental and the Chief Investment Officer of the Environmental Opportunities Fund at Sanders Morris Harris. Previously Mr. Leung served as Managing Director Investment Banking& Research-Environmental at Smith Barney from 1978 to 1994. He was Vice President Investment Banking & Research-Environmental with F. Eberstadt & Co. from 1974 to 1978. Previously, he was an Assistant Treasurer Investment Research-Environmental with Chemical Bank from 1968-1974. Mr. Leung serves on the boards of American Ecology and SystemOne Technologies. He has served at various times as a director of various civic and charitable organizations.

All directors are elected to annual terms by the holders of common stock. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Outside directors receive no fee for meetings attended but are reimbursed for expenses. Officers are elected annually by the board of directors and serve at the discretion of the Board.

Description of Other Officers of the Corporation

All of the officers of the corporation are appointed by the board of directors to serve until the annual meeting of the directors and the election and qualification of their successors. The officers of AeroGrow not identified above who were elected to their positions at an annual meeting of the directors of AeroGrow held February 23, 2006.are as follows:

Mitchell Rubin was elected chief financial officer and treasurer of AeroGrow on February 23, 2006. Prior to joining AeroGrow, from January 2003 through February 2006, Mr. Rubin was an independent financial consultant. From July 1999 to December 2002, Mr. Rubin was the Chief Financial Officer of Web-Ideals LLC, a privately owned application service provider that offered a web-based application for managing direct to consumer commerce. From January 1994 to June 1999, Mr. Rubin held various positions including Chief Financial Officer, Chief Executive Officer and director with Voice Powered Technology International Inc., a publicly held developer and manufacturer of consumer electronic products. From July 1991 to December 1993, Mr. Rubin served as Executive Vice President and Chief Operating Officer of Regal Group, Inc., a television direct-response company. Mr. Rubin began his career as a certified public accountant.

Randy Seffren has been chief marketing officer of AeroGrow since April 2004 on a consulting basis. Mr. Seffren has 25 years of senior executive level marketing experience with major advertising and direct response agencies. From 1999 to 2004, Mr. Seffren headed the marketing efforts for healthcare communications companies, including Orbis Broadcast Group and MedEd Architects. From 1993 to 1999, he was executive vice president with Reebok Home Fitness/DP Fitness/Body By Jake Fitness/Kent & Spiegel Direct. From 1989 to 1993, Mr. Seffren led the marketing, communications and product development efforts as director of marketing communications with Life Fitness, a fitness equipment company. In these positions Mr. Seffren introduced numerous consumer products on a global scale from product development through marketing and communications. He leveraged the brand image and direct response marketing of these products through distribution into specialty and mass retail channels.

There are no family relationships (whether by blood, marriage or adoption) between or among the AeroGrow directors or executive officers or the directors.

The business addresses of the directors are: W. Michael Bissonnette, AeroGrow International, Inc., 900 28th Street, Suite 201, Boulder, Colorado 80303; Richard A. Kranitz, Kranitz & Philipp, 1238 12th Avenue, Grafton, Wisconsin 53024; Wayne Harding, Rivet Software, 6501 E. Belleview, Suite 240, Englewood, Colorado 80111; Jack J. Walker, English & Continental Properties, Inc., 5600 Arapahoe Road, Suite 205, Boulder, Colorado 80303; Kenneth Leung, Sanders Morris Harris, 527 Madison Avenue, New York, New York 10022.

Board Committees, Meetings and Compensation

Committees of the Board

Our full board of directors considers all major decisions. However, we have established two standing committees so that some matters can be addressed in more depth than may be possible in a full board meeting: an audit committee and a governance, compensation and nominating committee. These two committees each operate under a written charter. The board has affirmatively determined that Mr. Harding is independent as defined by applicable securities law and corporate governance guidelines. Following is a description of both of these committees.

Not later than April 5, 2006, AeroGrow will elect between the corporate governance requirements of NASDQ or the AMEX and fulfill its compliance with such rules. This obligation is pursuant to the Merger Agreement.

Audit Committee. The current members of our audit committee are Mr. Harding (chairman), Mr. Jack Walker and Mr. Kenneth Leung. Mr. Harding is considered a financial expert and Messrs Walker and Leung are considered financially literate under the rules of the Securities and Exchange Commission for audit committee members. As we add additional independent members to our board of directors as required by applicable securities law or exchange listing guidelines when applicable, such independent directors may be appointed to our audit committee or the membership of the committee may be changed. This committee’s charter provides that the committee shall:

•	oversee our accounting and financial reporting processes and audits of our financial statements,

•
assist the Board with oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications and independence and the performance of our independent auditors, and

•	provide the Board with the results of its monitoring.

Governance, Compensation and Nominating Committee. The current members of our governance, compensation and nominating committee are Mr. Harding (chairman) and Mr. Jack Walker and Mr. Kenneth Leung. Each of these persons is an independent director. This committee’s charter provides that the committee shall:

•	recommend to the Board our corporate governance guidelines,

•	review and recommend the nomination of Board members,

•	set the compensation for our chief executive officer, and

•	administer the equity performance plans of AeroGrow.

Meetings. During fiscal year ended December 31, 2005, the Board met fifteen times. Each director attended all of the meetings held by the Board during the period that he served as a director of AeroGrow.

Director Compensation

In 2004 and 2005 each of AeroGrow’s directors received 2,000 shares of its common stock for their service as directors. Mr. Bissonnette has agreed to forego any future stock-based compensation for serving as a director of AeroGrow. AeroGrow does not compensate directors for attending meetings but does reimburse them for their out-of-pocket expenses for attending meetings.

Management Compensation

The following table provides information concerning compensation earned by Mr. Bissonnette, our chief executive officer, Mr. Gutterman, our former chief financial officer, and Mr. Seffren, our chief marketing officer during 2005, 2004 and 2003. No other executive officer of AeroGrow was paid in excess of $100,000 in 2005.

Summary Compensation Table Annual
		Compensation
Name and Principal Position	Year	Salary	Bonus	All Other Compensation
W. Michael Bissonnette, CEO, President and Director(1)	2005 2004 2003	$156,954 134,428 123,046	$0 $0 $0	$10,000(2) $10,000(2) $2,500(2)
Randy Seffren, CMO	2005 2004	$0 $0	$0 $0	$404,653(3) $215,566(3)
Jerry L. Gutterman, Former, CFO	2005	$0	$0	$277,005(4)
Mitchell Rubin, CFO	2005	$0	$0	$29,937(5)

(1)	Mr. Bissonnette also received perquisites and other personal benefits totaling $31,954 in 2005, $24,504 in 2004 and $22,566 in 2003.

(2)	Other compensation reflects the value at the time of grant of shares of our common stock received by Mr. Bissonnette in each year.

(3)
Other compensation reflects consulting fees of $164,153 and $84,466 and the value at the time of grant of shares of our common stock received by Prometheus Communications Group, LLC of which Mr. Seffren is the 100% owner and managing member, in 2005 and 2004, respectively.

(4)	Other compensation reflects consulting fees of $139,330 and the value at the time of grant of shares of our common stock received by Mr. Gutterman in 2005.

(5)	Other compensation reflects consulting fees of $29,937.

Compensation Plans

Amended 2003 Stock Option Plan. On January 3, 2003, our board of directors adopted a stock option plan for key employees (including key employees who are directors), non-employee directors, consultants and investors which provides that an aggregate of 400,000 shares of our common stock may be granted under the plan (“2003 Plan”). On December 31, 2005, there were options for 204,869 shares outstanding and the remaining options of 195,131 were merged into the 2005 Equity Compensation Plan on August 22, 2005 and the 2003 plan no longer separately exists. Vesting schedules are determined individually for each grant.

Administration. The plan is administered by our Governance, Compensation and Nominating Committee, and in the past was administered by the board. The plan provides that it may be administered by either the committee or board, and in its administration it may:

•	select participants,

•	determine the date of grant, exercise price and other terms of options,

•	establish rules and regulations to administer the plan,

•	amend, suspend or discontinue the plan subject to applicable shareholder approval,

•	interpret the rules relating to the plan, and

•	otherwise administer the plan.

Stock Options. The plan provides that the committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee determines the terms and vesting provisions, including the exercise price. The maximum term of each option and the times at which each option will be exercisable generally are fixed by the committee, except that no option may have a term exceeding ten years. Shares subject to options that expire or otherwise terminate remain available for awards under the plan. Shares issued under the plan may be either newly issued shares or shares which we have reacquired.

2005 Equity Compensation Plan. In August 2005 we adopted our 2005 Equity Compensation Plan (“2005 Plan”) to promote the interests of AeroGrow and our shareholders by attracting, retaining and motivating our key officers, employees, directors and consultants. A total of 1,505,000 shares of our common stock may be granted under this plan pursuant to stock options or awards of shares of restricted stock. As of December 31, 2005, 28,401 options and 236,796 shares of restricted stock had been granted under this plan and 1,239,803 remain available for grant. Our 2003 stock option plan was merged into this plan in August 2005, which modification was approved by the stockholders in February 23, 2006, and now the 2003 Plan no longer separately exists. The options for the 204,869 shares issued under the 2003 Plan continue to be governed by their grant agreements but are administered under the 2005 Plan. The 2005 Plan was approved by our stockholders at the annual meeting of stockholders held February 23, 2006.

Shares Available for Awards. Shares subject to an award that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated remain available for awards under the plan. Shares issued under the 2005 Plan may be either newly issued shares or shares which we have reacquired. The plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations no single participant may generally receive awards in any calendar year that relate to more than $1 million. Finally, awards may generally be adjusted to prevent dilution or enlargement of benefits when certain events occur such as a stock dividend, reorganization, recapitalization, stock split, combination, merger or consolidation.

Eligibility. Our employees, directors and consultants may be granted awards under the plan. As of December 31, 2005, approximately 57 individuals were eligible to participate.

Administration. The plan is administered by our Governance, Compensation and Nominating Committee. Awards to directors serving on the committee are determined and administered by the full board of directors. The committee may:

•	select participants,

•	determine the type and number of awards to be granted,

•	determine the exercise or purchase price, vesting periods and any performance goals,

•	determine and later amend the terms and conditions of any award,

•	interpret the rules relating to the plan, and

•	otherwise administer the plan.

Stock Options. The committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee determines the terms and individual vesting schedules for each grant including the exercise price which may not be less than the fair market value of a share of common stock on the date of the grant.

Restricted Shares. The committee may grant restricted shares of common stock. Restricted shares are shares of common stock with transfer restrictions. These restrictions lapse on the basis of performance and/or continued employment as determined in advance by the committee. They may be forfeited by participants as specified by the committee in the award agreement. A participant who has received a grant of restricted shares will receive dividends and the right to vote those shares. Restricted shares may not be transferred, encumbered or disposed of during the restricted period or until after the restrictive conditions are met.

Other Terms. All outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately when AeroGrow experiences a change in control. The Board may amend or terminate the plan subject to applicable stockholder approval. The committee may not amend the terms of previously granted options to reduce the exercise price or cancel options and grant substitute options with a lower exercise price than the cancelled options. The committee also may not adversely affect the rights of any award holder without the award holder’s consent.

Mr. Gutterman was granted 69,429 stock options at an exercise price of $1.25 per share stock options under the 2003 Plan. Mr. Rubin was granted 1,366 stock options at an exercise price of $0.50 per share stock options under the 2003 Plan. They are the only executive officers who have been granted stock options under that Plan.

Mr. Bissonnette, Mr. Gutterman and Mr. Seffren were granted 2,000, 24,710 and 28,520 restricted shares of common stock, respectively, under the 2005 Plan. Mr. Rubin was granted 2,402 stock options at an exercise price of $0.50 per share stock options under the 2005 Plan.

Equity Compensation Plan Information. The following table shows the total shares of common stock reserved for issuance for outstanding options granted under the 2003 Plan and the 2005 Plan as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for issuance under our Amended 2003 Stock Option Plan	Number of securities remaining available for issuance under our 2005 Equity Compensation Plan
Equity compensation plans not approved by stockholders	204,869	$2.13	0	N/A
Equity compensation plans approved by stockholders	28,401	$3.81	NA	1,239,803
Total	233,270	$2.34		1,239,803

This table does not reflect 86,436 and 358,008 shares of common stock issued through December 31, 2005 and 2004, respectively, to employees and consultants as compensation and not as part of a plan.

Employment Contracts

AeroGrow entered into employment agreements with W. Michael Bissonnette and Mitchell Rubin following the closing of the Merger. The employment agreements are attached to this Current Report ion Form 8-K and are hereby incorporated by reference.

The employment agreement of Mr. Bissonnette provides that he will be employed as the chief executive officer of AeroGrow for an initial term of 24 months, renewable automatically for successive one year terms. He will be paid a base salary of $225,000 and is eligible to receive a cash bonus equal to not less than 1.5% of EBITDA, pro rata for the fiscal year during which Mr. Bissonnette is employed, payable 120 days after year end. Mr. Bissonnette will also be able to participate in equity compensation plans as determined by the compensation committee. Mr. Bissonnette will be reimbursed car and home office expenses at the rate of $2,500 per month and participate in regular employee benefit plans as provided by the company. If Mr. Bissonnette is terminated without cause by the Company or Mr. Bissonnette terminates upon a company breach, he will be paid his base salary, medical benefits and pro rata portion of the bonus for one year. If he terminates his employment without cause, he will be paid his salary for one month. Mr. Bissonnette has agreed to regular confidentiality provisions and agreed not to compete with AeroGrow in the area of aeroponics products and business for two years after the termination of employment. Any inventions, including modifications, are assigned to the company by the terms of the agreement.

The employment agreement of Mr. Rubin provides that he will be employed as the chief financial officer of the company. He will devote his entire business time to the affairs of the company, provided that for the first four months of his employment he may devote a limited amount of time to non-competitive business activities during the work day in transition from his prior consulting business. The initial term is two years and renewable for successive one year terms. Mr. Rubin shall receive base compensation of $200,000 per year and a bonus per fiscal year of not less than 1.5% of EBITDA. In the event of termination of the agreement by AeroGrow without cause or breach by AeroGrow, Mr. Rubin shall be entitled to receive severance compensation equivalent to six months base salary and the pro rata bonus. The agreement also provides for medical, vacation and other benefits commensurate with the policies and programs as adopted by AeroGrow for its senior executives. Further, the agreement provides for Mr. Rubin to receive a grant of 125,000 options to purchase AeroGrow’s common stock under AeroGrow’s 2005 Equity Compensation Plan at an exercise price of not greater than $5.00. The options shall; (i) vest pursuant to terms no less than a minimum of 50% of the amount of the grant per each twelve month period from the date of grant; (ii) shall not expire in less than five (5) years from the date of grant; (iii) shall be subject to other standard terms and conditions under the 2005 Equity Compensation Plan, and; (iv) shall have other terms and conditions no less favorable than that granted to other senior executives of the Company. Mr. Rubin has agreed to regular confidentiality and inventions assignment provisions and agreed not to compete with AeroGrow for two years after the termination of employment.

Except as set forth above, all employees of AeroGrow are employed on “at will” employment agreements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On February 24, 2006, AeroGrow filed a Certificate of Amendment to the Certificate of Incorporation to change the corporate name to “AeroGrow International, Inc.” This was a corrective amendment to remove the space in the “AeroGrow” part of the name.

Effective as of the Closing, pursuant to the provisions of the bylaws of AeroGrow, the board of directors, by resolution, set the number of directors on the board of directors of AeroGrow to be five. At the annual meeting held February 23, 2006, five persons were elected directors of AeroGrow.

Item 5.06 Change In Shell Company Status

Please see the discussion of “Closing of the Merger” in Item 2.01 above, which discussion is incorporated herein by reference.

Item 8.01 Other Events.

The following is a description of AeroGrow’s business.

Overview

AeroGrow was formed as a Nevada corporation on March 25, 2002. AeroGrow’s principal business is researching, developing and marketing advanced indoor aeroponic garden systems designed and priced to appeal to the gardening, cooking and small kitchen appliance, healthy eating and home and office décor markets worldwide. Since formation, AeroGrow’s principal activities have consisted of product research and development resulting in the filing of 14 patent applications and 9 trademark applications, the development of two proprietary growing systems and 6 proprietary seed kits, research into the markets for AeroGrow’s products and the best channels through which to sell them, business planning and raising the capital necessary to fund these activities.

AeroGrow’s principal products are “kitchen garden” indoor growing systems and proprietary seed kits that will allow consumers, with or without gardening experience, to easily grow cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers and lettuce throughout the year. AeroGrow’s kitchen garden systems are designed to be simple, consistently successful and affordable. AeroGrow believes that its focus on the design and features of its kitchen garden systems will make them the first of their kind on the consumer market. We reached this conclusion on he basis of standard means of market research, including focus groups and potential customer interview techniques, review of potentially competitive products offered at all ranges of functionality and price, and testing of products that may be considered competitive in function although not necessarily competitive in terms of market orientation.

AeroGrow has filed thirteen patent applications in the United States and one international patent application to protect its core inventions. These include aeroponic technological advances described below as well as product, nutrient and seed pod inventions designed to enhance plant growth. Many of AeroGrow’s patent-pending companion technologies are based on its innovations in the fields of biology, plant physiology, chemistry and adaptive learning computer science. In addition, AeroGrow has developed certain trade secrets which simplify, combine and integrate its core technologies into its indoor kitchen garden systems.

AeroGrow believes that its inventions and combined technologies will allow almost anyone, from consumers who have no gardening experience to professional gardeners, to produce year-round harvests of cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers and lettuce provided in its seed kits regardless of season, weather or lack of natural light. AeroGrow believes that its kitchen garden systems’ unique and attractive designs make them appropriate for use in almost any location including kitchens, bathrooms, living areas and offices.

AeroGrow’s basic kitchen garden system and its deluxe kitchen garden system are projected to retail at prices ranging from $99 to $149 based on the channel of distribution in which they are sold and the specific product features provided. AeroGrow currently expects to market its deluxe kitchen garden system in the United States immediately following completion of the Merger and the Offering.

Hydroponic Industry - Background and Opportunity

Hydroponics is the science of growing plants in water instead of soil. Used commercially worldwide, hydroponics is considered an advanced and often preferred crop production method. Hydroponics is typically used inside greenhouses to give growers the ability to better regulate and control nutrient delivery, light, air, water, humidity, pests and temperature. Hydroponic growers benefit by producing crops faster and enjoying higher crop yields per acre than traditional soil-based growers.

Aeroponics is derived from hydroponics and occurs when plant roots are suspended in an air chamber and bathed at regular intervals with nutrient solution. AeroGrow believes that the aeroponics technology used in its kitchen garden systems is a technological advance over hydroponics because plant roots are suspended in a near-100% humidity, oxygen-rich air chamber and bathed in a nutrient-rich solution.

AeroGrow conducted informal market research to help determine the products to be created and the market characteristics. AeroGrow conducted research with approximately 500 individuals who were located either by their signing up on the website to pre-order the basic product, agreed to be beta testers of the basic product, came to preview meetings concerning the company and friends of employees and consultants that were asked to locate persons for market testing. The research consisted of face to face and internet interviews/surveys with potential consumers and standard focus group experiences. From some of the contacts, AeroGrow obtained a 10 page questionnaire and in other instances the responses were taped for later review. Persons from approximately 35 states responded to the surveys and focus groups. A professional market research consultant assisted with the design, implementation and analysis of the focus groups, individual interviews and surveys. From this research, it appears to AeroGrow that there is a potential, sizeable national market for its countertop soil-less kitchen garden systems for use indoors in homes and offices. Until the development of AeroGrow’s kitchen garden systems, significant barriers have prevented hydroponic or aeroponic technology from being incorporated into mainstream, mass-marketed consumer products, including:

•
Consumers generally lack the specialized knowledge required to select, set up, operate and maintain the various components for a typical hydroponic or aeroponic system, including growing trays, irrigation channels, growing media nutrient reservoirs and nutrient delivery systems consisting of electronic timers, pumps, motors, tubing and nozzles.

•
Consumers generally do not possess the specialized knowledge required to select, set up, operate and maintain the varied indoor lighting systems that are necessary to grow plants in the absence of adequate indoor natural light.

•
Consumers are required to properly mix and measure complex hydroponic nutrient formulas which change depending on the plant variety and the stage of plant growth. In addition, consumers must deal with the problem of nutrient spoilage.

•
Federally-mandated water quality reports show that the pH level of the water in many large cities is too high for hydroponic or aeroponic growing and requires chemical treatments to lower the water pH level. Consumers generally are unaware of their water’s pH level or how to adjust the water to the proper pH level for healthy plant growth.

•	Current garden systems generally require users to understand and have access to specialized monitoring equipment to measure water pH levels and nutrient concentration.

AeroGrow believes that these complexities have been accepted in existing hydroponic market channels because its research has indicated that hydroponic manufacturers have generally focused their product development and marketing efforts on satisfying the needs of the commercial greenhouse and dedicated hobbyist markets. AeroGrow’s research has indicated that the hydroponic growing equipment currently available in these markets is bulky, expensive and comprised of many parts. These users are motivated to gain the specialized knowledge, equipment and experience currently required to successfully grow plants with these products.

AeroGrow believes that the complexities of currently available commercial hydroponic products fail to address the needs and wants of the mass consumer market, leaving that market unserved. AeroGrow further believes that its trade secrets, patent-pending inventions and companion technologies have simplified and improved hydroponic and aeroponic technologies and enabled it to create the first indoor aeroponic gardening system appropriate for the mass consumer market.

AeroGrow’s Proprietary Technology

AeroGrow has spent more than three years innovating, simplifying, combining and integrating numerous proprietary technologies and inventions into a family of “plug and grow” aeroponic kitchen garden systems and related seed kits specifically designed and priced for the mass consumer market. AeroGrow has filed thirteen patent applications in the United States and one international patent application to protect its inventions. Following is a description of AeroGrow’s proprietary technologies and inventions which are used together in its kitchen garden system and seed kits. The inventions under the patent applications have not been granted patents, and there can be no assurance that patents will be granted.

Rainforest Nutrient Delivery System. AeroGrow’s “rainforest” nutrient delivery system combines its patent-pending technologies with features from several advanced hydroponic or aeroponic methodologies into a proprietary system designed to provide the benefits of accelerated aeroponic plant growth. These hydroponic or aeroponic methodologies include:

•
Drip Technologies. Drip systems create nutrient irrigation by pumping nutrient solution from a reservoir up to the base of the plant and saturating a soil-less growing medium. The growing medium delivers nutrients and moisture to plant roots which is similar to rainwater as it drips through the soil and past plant roots.

•
Ein Gedi Aeroponic Technologies. Plant roots in aeroponic systems are suspended in an air chamber and bathed at regular intervals with nutrient solution. In the Ein Gedi variation of aeroponics, plant roots are allowed to grow directly into nutrient solution after passing through an air space.

AeroGrow’s rainforest technology suspends plant roots into a 2 to 4 inch air chamber above an oxygenated nutrient solution. Nutrients are pumped from the nutrient reservoir to the base of each plant where a regulated flow of nutrients drips down through plant roots.

Pre-Seeded Bio-Grow Seed Pods. AeroGrow’s proprietary bio-grow seed pods include pre-implanted seeds, a bio-sponge growing medium, removable bio-dome covers and a grow basket to assist with the proper distribution of moisture. AeroGrow’s seed pods must be used in its kitchen garden systems in order to grow plants. AeroGrow believes consumers may use seeds purchased from other sources for use in its kitchen garden system, although AeroGrow cannot provide any assurances on germination and growth in such cases.

AeroGrow selected the seeds to pre-implant in its bio-grow seed pods after two years of extensive research which included:

•	analyzing thousands of seed varieties,

•	growing and testing several hundred varieties of plants in its greenhouse and grow laboratories, and

•	testing the taste and appearance of its grown vegetables, herbs and flowers with consumers.

AeroGrow implants its selected seeds in a bio-sponge growing medium principally developed for rapid germination and enhanced root growth. The bio-sponge helps facilitate and regulate oxygen, moisture and nutrition, and supports plant roots from germination through maturity and harvest. AeroGrow’s bio-grow domes create a mini-greenhouse environment by covering the grow surface to create a near-100% humidity air chamber which is optimal for most plant germination and initial growth. Bio-grow domes help regulate moisture and temperature to levels optimal for plant germination.

AeroGrow’s proprietary bio-grow seed pods are a vital component of its kitchen garden system. AeroGrow’s bio-grow seed pods will be packaged along with nutrients in its proprietary seed kits to be used exclusively in its kitchen garden systems. These seed kits currently include seeds for cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, chili peppers and flowers. In addition to pre-seeded pods, AeroGrow also plans to allow consumers to purchase unseeded pods to give them the opportunity to grow their own seeds in AeroGrow’s kitchen garden systems. AeroGrow seed-pods will be required for use with the kitchen garden systems. However, not all plants are appropriate to grow in the kitchen garden system.

Microprocessor-Based Control Panel and Nutrient Cycle Delivery System. AeroGrow believes that certain common problems face both experienced gardeners and beginning gardeners, including:

•	improperly watering plants,

•	improperly feeding plants, and

•	failing to provide plants with sufficient light needed for healthy growth.

To assist consumers, especially inexperienced gardeners, AeroGrow has developed two patent-pending microprocessor-based technologies that address these common problems. These technologies are designed to:

•	regulate the lighting system,

•	automatically alert users when it is time to add water and nutrients,

•	help simplify and reduce consumers’ time and involvement in caring for plants,

•	reduce the variables and errors often made by consumers in plant care, and

•	enhance plant growth.

AeroGrow has developed two kitchen garden systems with different control systems which are described, below, at “AeroGrow’s Kitchen Garden Systems.” AeroGrow’s microprocessor-based control panel will be available as an accessory for its basic kitchen garden system and is included as a standard feature on its deluxe kitchen garden system. This control panel includes an electronic nutrient and water reminder system and microprocessor-controlled lights that alert consumers to add water and nutrients when needed and help ensure that plants are properly fed and receive the proper lighting.

In addition, AeroGrow’s deluxe kitchen garden system includes its microprocessor-based nutrient cycle delivery system as a standard feature. With its nutrient cycle delivery system the consumer selects from four plant types (lettuce, herbs, tomatoes or flowers) and the system then automatically adjusts and optimizes the nutrient, water and lighting cycles based on the plant variety selected.

Time-Release Nutrient Tablets. Plants require a balanced mixture of nutrients for optimal growth. Certain nutrient combinations, including calcium nitrate and magnesium sulphate, generally cannot be combined, mixed or stored in the same container due to specific chemical reactions that bind them together and renders them useless to plants. Hydroponic growers seek to solve this problem by packaging various nutrient concentrations in up to four separate containers which are individually measured and added as needed by the consumer. These nutrient complexities require consumers using hydroponic systems to:

•	understand the blends of nutrient fertilizer that are best suited for the specific variety of plants they are growing,

•	understand the nutrient requirements for the specific plant variety at each of three stages of its growth and maturity,

•	measure and blend nutrients from up to four different concentrated solutions and add them to specific measured quantities of water, and

•	monitor, adjust and re-mix nutrient fertilizers over time.

AeroGrow believes that current plant nutrition processes required for successful hydroponic growing have created barriers to mass consumer use and acceptance because they are cumbersome and complex. To help overcome these barriers, AeroGrow has spent nearly three years developing time-release nutrient tablets designed specifically to deliver the proper nutrients to the plants, while offering consumers a user-friendly nutrient system. The consumer simply adds the plant-specific nutrient tablets to the kitchen garden systems when instructed by the microprocessor-based nutrient cycle delivery system, usually once every two weeks. The nutrient tablets eliminate the need for measuring and mixing multi-part nutrient formulas and storing various nutrients in separate containers. The nutrient tablets customize multiple nutrients and minerals such as calcium, magnesium and iron for specific plant varieties at different stages of their growth.

Buffering Formula for Water pH Level. Typical garden and house plants grow well in aeroponic and hydroponic systems when the pH level of the water is maintained in a 5.5 to 6.5 range Many varieties of plants exhibit retarded growth or cannot be grown hydroponically in water having a pH level of 7.0 and above. High pH level is much less a problem when plants are grown in soil because the soil helps neutralize the negative effects of high pH levels. AeroGrow has tested the water pH levels in many major cities throughout the United States and has found that many municipal water systems have higher pH levels than the desirable range for hydroponic growing: Los Angeles at 7.5 to 8.5, Boston at 9.0, the San Francisco Bay area at 7.5 to 9.7, St Louis at 9.0 to 9.2 and Washington, D.C. at 7.7 to 8.5.

To address these problems, most hydroponic growers monitor and chemically adjust water pH levels on a daily or weekly basis to address these varying pH levels. This generally requires purchasing a professional meter for monitoring pH levels and purchasing and applying various pH-adjusting chemicals.

AeroGrow believes that the problems associated with the wide range of water pH levels which are found throughout the United States (and possibly internationally), as well as the complexities involved in monitoring and regulating pH levels, are significant barriers which limit the use of hydroponic gardening by the general public. AeroGrow has developed a patent-pending buffering formula that automatically adjusts and balances the water pH level to a level capable of sustaining healthy plant growth in an aeroponic environment. This buffering formula is pre-mixed into AeroGrow’s time-release nutrient tablet described above, which eliminates the need for consumers to understand water chemistry or own the equipment required to monitor and regulate water pH levels.

Integrated and Automated Lighting System. Hydroponic systems typically do not incorporate built-in lighting systems. Lighting systems must typically be purchased as separate components and assembled by the consumers. Hydroponic lighting systems generally consist of a ballast, reflector hood, lights and an electronic timer. The consumer must suspend the lighting system over the hydroponic unit and then continually raise the lights as the plants grow. Complete lighting systems often cost hundreds of dollars, which is considerably more than the cost of AeroGrow’s entire kitchen garden system.

AeroGrow’s kitchen garden systems include built-in adjustable grow lights with ballast, reflector hood, lights and electronic timer. AeroGrow’s integrated lighting systems include high-output compact fluorescent light bulbs that deliver a spectrum and intensity of light designed to help optimize plant growth without natural light. In addition, AeroGrow’s lighting system is fully automated and controlled by its microprocessor-based control panel described above.

Adaptive Growth Software. Through continual research and testing in AeroGrow’s grow laboratory, AeroGrow’s plant scientists have determined that better plant growth can be achieved if nutrients, moisture and lighting are adapted and customized to the specific stages of the plants’ growth: germination, initial growth and advanced growth. AeroGrow has developed a proprietary software technology entitled “adaptive growth technology” which automatically analyzes and adjusts the nutrient delivery schedules based on plant maturity. AeroGrow intends to introduce this technology into its deluxe kitchen garden system as an added feature for specialty retailers in the future.

AeroGrow’s Kitchen Garden Systems

AeroGrow has initially developed two kitchen garden systems with projected initial retail prices ranging from approximately $99 to $149 depending on the features and model selected and the channels of distribution through which they will be marketed.

Basic Kitchen Garden System. AeroGrow’s basic kitchen garden system features its rainforest nutrient delivery system and an integrated lighting system. This product is projected to retail for $99. AeroGrow’s microprocessor-based control panel will be available as an optional accessory with a projected retail price of $29.

Deluxe Kitchen Garden System. AeroGrow’s deluxe kitchen garden system contains the features of its basic kitchen garden system, including the microprocessor-based control panel, and adds its microprocessor-based nutrient cycle delivery system. AeroGrow currently plans to launch this product as part of an initial direct marketing campaign following the Merger and Offering at a price of $149.

AeroGrow’s Seed Kits

AeroGrow has developed and is producing a variety of seed kits to be used in its kitchen garden systems. These seed kits include pre-seeded bio-grow seed pods and a three- to six-month supply of nutrients, including its buffering formula for water pH level. AeroGrow expects its seed kits to retail at prices ranging from $9.99 to $19.99. Currently developed seed kits include:

•	cherry tomato garden,

•	chili pepper garden,

•	gourmet herb garden,

•	salad greens garden,

•	grandiflora petunia garden, and

•	international basil garden.

AeroGrow’s seed kits, time-release nutrient tablets and replacement light bulbs will be sold to consumers for use with its kitchen garden system. Additionally, seed pods will be sold for use by consumers who wish to try to grow their own seeds, but no assurance can be given that all varieties of plants will grow with the AeroGrow kitchen garden system.

Additional Future Products

In addition to its kitchen garden systems, AeroGrow is developing and plans to market in the future companion products designed to provide a successful gardening experience for consumers of all experience levels while providing a potentially continuing and profitable revenue stream for it. AeroGrow’s development and production of the following additional products will depend in large part on the revenues generated from future product sales and the availability of additional financings.

Magic Garden. AeroGrow’s children’s magic garden is designed for simplicity and ease of use. AeroGrow anticipates introducing this garden system in the toy market.

Decorator Office Garden. AeroGrow is developing a garden system designed specifically for use in offices and work stations to introduce decorative and fragrant living flowers into the workplace.

Professional System. A larger-scale garden system is planned for small businesses, florists, restaurants, large families and gardening enthusiasts who want to grow large quantities of vegetables, herbs and flowers.

Future Seed Kits. AeroGrow plans to complete development and start producing an additional six to ten seed kits in 2006. AeroGrow currently anticipates that these seed kits could include strawberries, cilantro garden, sunny flower garden, baby bell peppers, Asian hot peppers, Italian basil garden, Italian herb garden, French herb garden and salsa garden with cherry tomatoes, jalapenos and cilantro.

Other Additional Future Products. AeroGrow is considering other products for future development, including:

•	a solar-powered system for outdoor use,

•	educational units specifically designed for use in schools,

•	a “vacation-friendly” water reservoir attachment that will hold sufficient water to enable plants to remain healthy for about three weeks while untended, and

•	tiered “wall farm” systems that will contain several kitchen garden systems designed to produce larger quantities of crops.

Development of the additional range of systems, including units for the office, some seed kits, water reservoir development and wall units, are included in the estimated research and development expenses for the future. For other product expansions and new products, AeroGrow has not budgeted amounts for their research and development at this time, and in connection therewith may need to raise additional capital.

Markets

Based on AeroGrow’s informal market research, consisting of individual consumer interviews, focus groups and Internet survey responses, AeroGrow believes that its kitchen garden systems will appeal to a broad spectrum of the people in the United States and internationally, including Europe and Japan. AeroGrow believes that its products will appeal to at least four major market segments:

•	experienced gardeners,

•	novice and “want-to-be” gardeners,

•	the kitchen products and small appliances market, and

•	the office and home décor markets.

Further, based on its discussions with potential distributors, AeroGrow believes that its kitchen garden systems also present opportunities in the specialized toy, educational, gift and hydroponic hobbyist markets.

Gardener Market. The 2002 National Gardening Survey conducted by the National Gardening Association states that gardening was America’s number one hobby with more than 70 million active gardeners. In the United States in 2002 there were estimated to be 27 million vegetable gardeners with one out of every four households having a vegetable garden, over 15 million fresh herb gardeners and over 20 million flower gardeners. AeroGrow believes that its kitchen garden systems and related products can offer both expert and novice gardeners several major benefits not readily available through traditional gardening methods, including:

•	the ability to grow fresh herbs, lettuces, vegetables, tomatoes and flowers year-round, regardless of indoor light levels or seasonal weather conditions,

•	the ability to easily start plants indoors during colder months and then transplant them outdoors at the onset of the outdoor growing season,

•	the ability to use stem cuttings to propagate multiple reproductions of the desired plants in AeroGrow’s kitchen garden systems,

•	the reasonable assurance that crops can grow successfully by significantly reducing potential obstacles such as uncertain weather and garden pests,

•	the ease of growing hydroponically in contrast to the toil associated with traditional gardening, including preparing the soil, planting, thinning, weeding and watering.

“Want-to-be” Gardener Market. AeroGrow believes that many people have an interest in gardening but lack the knowledge, confidence, available space, equipment or time to garden. AeroGrow has observed the following barriers to beginning to garden:

•	gardening requires an ongoing time commitment,

•	apartment, high-rise and condominium dwellers often lack the land needed for a traditional garden,

•	gardening requires physical work which can be a significant barrier to older people or people with limited mobility or health issues,

•	buying the necessary equipment to garden can be expensive, and

•	gardening requires knowledge and expertise.

AeroGrow believes that its kitchen garden systems overcome many of these barriers and provide a simple, convenient way for many current non-gardeners to begin to garden.

Kitchen Products and Small Appliances Market. AeroGrow believes that many Americans now enjoy cooking as a form of entertainment or hobby and that these people repeatedly purchase new kitchen appliances and will be motivated to purchase AeroGrow’s kitchen garden systems and related seed kits. Consumers in this potential market include:

•	people interested in cooking who would appreciate the convenience and satisfaction of having a readily available supply of fresh-cut herbs and basils to flavor soups, salads and other dishes,

•	people who prefer the distinctive texture and taste of freshly picked, vine-ripened tomatoes, basils, lettuces and other vegetables over days-old supermarket produce, and

•
people interested in healthy, pesticide-free foods for themselves and their families, reflecting both the rapidly growing interest in naturally and organically grown foods and the increasing number of people who, for health or weight concerns, include salads and fresh vegetables as part of their families’ diets.

AeroGrow believes that its kitchen garden systems will be embraced in this market by people who understand the value of having an ongoing supply of fresh herbs and vine-ripened produce throughout the year.

Office and Home Decor Market. Flowers are frequently used to brighten homes and offices around the world. It is difficult to readily grow flowers indoors due to a lack of sufficient light and growing knowledge. As a result, people often use cut flowers which are expensive, short-lived and require ongoing maintenance. AeroGrow’s kitchen garden systems enable colorful and fragrant flowers to be easily grown indoors year-round. Flowers grown with its kitchen garden systems will last for months with minimal care and maintenance. Flowers can be grown in a wide variety of indoor locations, including kitchen and bathroom countertops, living rooms, bedrooms, family rooms, offices, work stations, waiting rooms and lobbies. In addition, professional plant caretakers may be motivated to include AeroGrow’s kitchen garden systems among their traditional plant options because of the relatively low cost and ease of maintenance of AeroGrow’s systems.

Specialty Markets. AeroGrow’s informal market research indicates that several specialized markets potentially exist for AeroGrow’s kitchen garden systems in the future, including:

•	toy market for a children’s “root-viewing” garden,

•	classroom market for student education relating to plant growth,

•	gift market,

•	hydroponic enthusiast market, and

•	international markets, particularly in large cities with limited outdoor garden space.

Marketing and Sales Strategy

AeroGrow plans to launch its kitchen garden system in the United States during the first half of 2006. AeroGrow’s planned marketing strategy is to launch its kitchen garden systems with a nationwide public relations campaign, followed by sales of its products through direct marketing vehicles and then expanded distribution through retail channels as described, below, in “AeroGrow’s Plan of Operation.” AeroGrow plans to expand its marketing and distribution internationally when its products have been successfully launched and established in the United States. AeroGrow’s proposed direct marketing activities include a national public relations campaign, 60-second television spots, 30-minute infomercials, home shopping networks, print advertising and Internet-based advertising. AeroGrow’s plan is designed to educate prospective customers while creating widespread awareness of its kitchen garden systems and generating direct sales in four key target markets: the experienced gardener market, the “want-to-be” gardener market, the kitchen products and small appliances markets and the office and home décor market.

Competition

Aeroponic and hydroponic technologies have historically been limited to ardent hobbyists and commercial growing facilities worldwide. AeroGrow believes that it is the first company to develop and offer a simple soil-less indoor growing system for the mass consumer market. AeroGrow further believes that its proprietary and patent-pending technologies, and trade secrets and its product development efforts to date will provide certain barriers to entry for potential competitors.

Typical hydroponic manufacturers offer a range of equipment and accessories through distributors or small independent “hydro-shops” in a trade-oriented manner similar to plumbing or electrical suppliers. Purchasers typically mix and match equipment from various suppliers in an “a la carte” fashion to individually customize a large system that they then assemble on their premises. AeroGrow believes that these products are substantially more expensive than the proposed selling prices of the company’s products.

AeroGrow believes that its simplified and complete kitchen garden systems and planned methods of distribution offer significant benefits from these traditional hydroponic industry practices. However, AeroGrow recognizes that there are companies that are better funded and have greater experience in producing hydroponic products in commercial markets, including, but not limited to, companies such as General Hydroponics and American Hydroponics. These companies could potentially decide to focus on the consumer market with competing products. AeroGrow could also potentially face competition from gardening wholesalers and large and profitable soil-based gardening companies, including, but not limited to, the Burpee Seed Company and Gardener’s Supply Company, should they decide to produce a competitive product.

Nevertheless, AeroGrow believes that its kitchen garden systems and related products can compete effectively in the marketplace on the basis of their affordable cost, user-friendly design and the benefits offered by its proprietary and patent-pending technologies. Further, to the best of AeroGrow’s knowledge, none of the growing systems currently available for use in the home at AeroGrow’s projected retail prices provide an integrated grow lighting system and are therefore unsuited to grow fresh herbs, vegetables and flowers indoors without the additional purchase of a separate bulky lighting system. AeroGrow believes that these products are too large, noisy and unattractive for indoor home kitchen or office use.

Manufacturing

AeroGrow has signed a manufacturing agreement with Source Plus, Inc., an Alabama corporation, and Mingkeda Industries Co., Ltd., a Chinese company, for the initial manufacture of its kitchen garden systems and accessories. This agreement is described at “Manufacturing” on page of this prospectus. AeroGrow anticipates that it will take Mingkeda approximately 30 to 60 days to produce and ship its kitchen garden systems to the Untied States via ocean freight from the date an order is placed. In addition to the Mingkeda plant, AeroGrow is exploring relationships with other manufacturers located in China as an alternative supply source should sales volumes require added production.

Mingkeda has informed AeroGrow that it can produce approximately 30,000 kitchen garden systems per month with its existing set of tools and can increase its production to approximately 100,000 kitchen garden systems per month by adding an additional set of tools and injection molding presses. Mingkeda estimates that it can add the additional set of tools and presses within 60 to 90 days following AeroGrow’s notification. To date, AeroGrow has received 716 units and is expecting in February 2006 an additional 4,000 units. There is no assurance that Mingkeda will be able to meet the projected estimated deliveries. If it is not able to meet the orders, the company’s sales will be adversely effected.

AeroGrow intends to initially produce and assemble its bio-grow seed pods in its laboratory facilities in Longmont, Colorado. The seed pods and kitchen garden systems will be shipped to a fulfillment center in Reno, Nevada. Innotrac Corporation will provide warehousing, order fulfillment and shipping for AeroGrow’s products. AeroGrow’s agreement with Innotrac is described, below, at “Distribution.”

Product Returns and Warranties

AeroGrow has had no sales to date and thus has no experience dealing with returns. AeroGrow currently anticipates that products may be returned to it at its facilities in Longmont, Colorado. AeroGrow anticipates that the returned products will go to inventory and AeroGrow may repair the products to sell as refurbished products. Mingkeda will provide AeroGrow with replacement part assemblies for products which are deemed defective due to materials or manufacturing complications. AeroGrow have not yet determined the form of warranties AeroGrow will grant for its products.

Intellectual Property

AeroGrow has filed thirteen patent applications in the United States and one foreign patent application to protect its technologies and products. These applications are for:

•
seed germination pods that transport, support and germinate seedlings in aeroponic or hydroponic devices and support the growth of the plant to maturity, filed in November 2003 and responded to examiner’s first action,

•	use of infrared beams to measure plant roots which creates a basis for the regulation of nutrients, oxygen and plant growth, filed in December 2003,

•	devices and methods for growing plants, filed as an international application in September 2004,

•	PONDS (passive, osmotic nutrient delivery system) technology which is a nutrient delivery system using no moving parts, filed in March 2005,

•	RAIN (rain-aerated ionized nutrient) system technology which hyper-oxygenates and ionizes plant roots in AeroGrow’s kitchen garden systems, filed in March 2005,

•	rainforest growing dome for maximizing germination, filed in April 2005,

•	growing basket for optimizing liquid and nutrient delivery, filed in April 2005,

•	methods for growing plants using seed germination pods, filed in April 2005,

•	devices and methods for growing plants by measuring liquid or nutrient usage rate, the adaptive growth learning technologies, filed in December 2005,

•	time-release oxygen generating nutrient compositions and methods for growing plants, filed in December 2005,

•	pH buffered plant nutrient compositions and methods for growing plants, filed in December 2005,

•	devices and methods for delivering photoradiation to plants, filed in June 2005,

•	smart garden devices and methods for hydroponic gardens, filed in June 2005, and

•	indoor gardening appliance, filed in August 2006.

AeroGrow believes that these patent applications do not infringe on issued patents owned by others. AeroGrow believes that if it fails to receive patents for any one of these patent applications, its operations will not be substantially, adversely affected. In addition to the patents being sought, AeroGrow maintains some crucial information about the products as trade secrets which are closely guarded. Also, AeroGrow believes that to reverse engineer some of its technology, even when the patents become public, would take a substantial amount of time and be expensive. The inventions under the patent applications have not been granted patents, and there can be no assurance that patents will be granted.

AeroGrow has filed nine trademark applications in the United States to protect its products and brand equity. The applications are for:

•	AeroGrow, filed in April 2005 and received examiners’ first action,

•	AeroGrow Kitchen Garden, filed in June 2005 and received examiners’ first action,

•	Farmers Market Fresh, filed in July 2005 and received examiners’ first action,

•	AeroGrow Smart Garden, file in August 2005 and received examiners’ first action,

•	AeroGrow Smart filed in August 2005 and received examiners’ first action,

•	Kitchen Smart filed in August 2005 and received examiners’ first action,

•	AeroGrow filed in August 2005 and received examiners’ first action,

•	KitchenHarvest filed in December 2005, and

•	AeroGarden filed in December 2005.

Each of AeroGrow’s employees, independent contractors and consultants has executed assignment of application agreements and nondisclosure agreements. The assignment of application agreements grant to AeroGrow the right to own inventions and related patents which may be granted in the United States. The nondisclosure agreements generally provide that these people will not disclose AeroGrow’s confidential information to any other person without its prior written consent.

Governmental Regulation and Certification

To the best of its knowledge, AeroGrow believes that it is complying with United States regulations concerning the shipping and labeling of seeds and nutrients. Currently, the components for the kitchen garden system are UL certified. AeroGrow has filed initial applications for UL certification and ETL certification for the kitchen garden system as a whole. These certifications confirm some level of fire safety for consumers and is required for sales of products through retailers.

Personnel

AeroGrow currently employs approximately 21 persons with 19 full-time and 2 on a part-time basis. In addition, AeroGrow contracts for the services of 31 part-time and project consultants. AeroGrow believes that its employee relations are good. AeroGrow intends to continue to conduct its business primarily using employees and consultants. However, it is likely that some consultants will become employees in the future, including its chief marketing officer, Randy Seffren. AeroGrow believes that it will hire additional employees and/or consultants in the future as its operations grow. AeroGrow is planning to outsource some activities, in whole or part, such as manufacturing, telemarketing, public relations, infomercial production, fulfillment and shipping.

Facilities

AeroGrow leases approximately 918 square feet in Boulder, Colorado, pursuant to a lease agreement that expires on December 30, 2005, which was extended on a month-to-month basis. AeroGrow maintains a grow room, laboratory and research facility in this space. The lease agreement requires AeroGrow to pay monthly rent in the amount of $1,000.

AeroGrow leases approximately 800 square feet in Boulder, Colorado, pursuant to a month-to-month rental agreement. AeroGrow is preparing this space to use as an additional laboratory facility. The rental agreement requires AeroGrow to pay monthly rent in the amount of $700.

AeroGrow leases 3,075 square feet of office space in Boulder, Colorado, from one of its consultants pursuant to a lease agreement that expires in April 2006. The lease agreement requires AeroGrow to pay monthly rent in the amount of $2,534. AeroGrow is also required to issue 1,267 shares of AeroGrow common stock per month to this consultant as additional rent for an aggregate of 7,604 additional shares through the end of the lease. AeroGrow plans to renew this lease in April 2006 with rental payments solely in cash.

AeroGrow also rents 1,800 square feet of laboratory, prototyping and manufacturing space in Longmont, Colorado, pursuant to a month-to-month rental agreement. The rental agreement requires AeroGrow to pay monthly rent in the amount of $1,200. AeroGrow use this space to manufacture its seed pods.

While its facilities appear adequate for the foreseeable future, AeroGrow may add space to meet future growth as needed. Upon expiration of its current leases, AeroGrow believes that it will be able to either renew its existing leases or arrange new leases in nearby locations on acceptable terms. AeroGrow believes that these properties are adequately covered by insurance.

Legal Proceedings

AeroGrow is not a party in any bankruptcy, receivership or other legal proceeding, and to the best of AeroGrow’s knowledge, no such proceedings by or against AeroGrow have been threatened

PLAN OF OPERATIONS

The following plan of operation provides information which AeroGrow’s management believes is relevant to an assessment and understanding of AeroGrow’s business, operations and financial condition. The discussion should be read in conjunction with the audited financial statements and notes thereto which are included in this Memorandum. This plan of operation contains forward-looking statements that involve risks, uncertainties and assumptions. AeroGrow’s actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors, including those set forth in “Risk Factors” contained elsewhere in this Memorandum.

Overview

AeroGrow is a development stage company in the business of developing, marketing and distributing advanced indoor aeroponic garden systems. Since formation, its principal activities have consisted of product research and development, market research, business planning and raising the capital necessary to fund these activities. AeroGrow has completed development of its kitchen garden systems and related bio-grow seed pods and has started manufacturing activities. AeroGrow placed its initial manufacturing order for 4,000 units in December 2005 and anticipates taking delivery of the units in the first quarter of 2006. AeroGrow anticipates that it will commence initial marketing and distribution of its products in the first half of 2006.

Liquidity and Capital Resources

As of February 24, 2006, AeroGrow has generated net proceeds from the sale of the following securities:

•	$2,279,444 from private placements of 2,040,611 shares of its common stock during 2002, 2003 and 2004,

•	$215,000 from the exercise of its redeemable $1.25 warrants and $2.50 warrants for 164,000 shares of common stock in 2003, 2004 and through June 30, 2005,

•	$2,307,737 from a Colorado registered offering of units consisting of 544,228 shares of common stock and its redeemable $10.00 warrants and $15.00 warrants during 2004,

•	$2,591,554 from its debt offering of convertible notes and redeemable 2005 warrants in June, July, August and September 2005,

•	$8,000 from the issuance of 1,600 shares of common stock pursuant to an agreement with an employee at $5.00 per share during the period June 30, 2005 through September 30, 2005,

•	$85,000 from the issuance of 38,000 shares of common stock pursuant to the exercise of $1.25 and $2.50 warrants,

•	$962,500 from the exercise of outstanding $1.25, $2.50 and $5.00 warrants for 395,000 shares of common stock during December 2005; and

•	$10,000,000 from the sale of common stock and warrants in the Offering, consummated February 24, 2006.

As of January 31, 2005, AeroGrow had a cash balance of approximately $1,186,000. This cash, along with the proceeds from this Offering will be sufficient to meet its liquidity requirements for the next 12 to 18 months. AeroGrow anticipates its principal sources of liquidity during 2006 will be the net proceeds from this Offering and proceeds from initial sales of AeroGrow’s products.

AeroGrow expects to incur additional losses in the foreseeable future and at least until such time as it successfully commences volume production of its products and successfully launches its marketing and public relations campaigns for its products. Accordingly, there is no historical financial or other information about AeroGrow which you could use to determine its future performance.

AeroGrow has used the funds raised to date to:

•	complete the research and development of its basic and deluxe kitchen garden systems,

•	commence pilot manufacturing of its deluxe kitchen garden system and eight varieties of seed kits,

•	commence development of its direct response marketing programs including one 30-minute infomercial and 60-second television commercials, and

•	commence development of its public relations launch scheduled for the first half of 2006.

AeroGrow anticipates that existing cash resources will be sufficient to complete the initial version of these activities. On completion of the Merger and Offering, AeroGrow plans to launch the sale of its kitchen garden systems nationally through a direct-to-consumer advertising campaign and through selected retail outlets. AeroGrow intends to use the funds raised from the Offering principally to purchase inventory, fund its initial media advertising, fund a portion of its public relations campaign and trade show costs. If the holders choose not convert or elect not to extend the maturity of the Convertible Notes, AeroGrow would use a significant portion of the net proceeds from the Offering to repay the Convertible Notes instead of funding its plan of operations as outlined above.

Plan of Operation

During the first six months of 2006, AeroGrow intends to start manufacturing, marketing, distributing and selling its kitchen garden systems. Manufacturing activities began in January 2006 for pilot production, and AeroGrow expects to have product available in the first quarter 2006 for test marketing. AeroGrow intends to complete its infomercial in the February 2006 time frame and begin test marketing in March 2006. The initial test marketing will include shipments to retail launch partners. As the company begins the test marketing and launch of sales, it will have to increase its management team and operations and administrative staff. AeroGrow will also need to increase its new product development activities to sustain operations beyond its initial product offerings.

AeroGrow is currently developing other marketing materials. These include public relations kits, in-store point of purchase supplies, scripting of the infomercial and short-form television show and print media items. Many of these items will be completed in the period of March to June 2006.

AeroGrow’s plan of operation for the twelve to eighteen months after the Merger and Offering will depend, in part, on the assumptions used to develop its business plan and whether they were or have been inaccurate or need to be changed to respond to different assumptions or different business needs or objectives. Any changes could cause the proceeds of the Offering to be insufficient to fund its operations and it could be required to seek additional financing sooner than it currently anticipates.

Manufacturing. AeroGrow plans to manufacture its products using contract manufacturing sources that are supervised by its internal engineering and manufacturing teams. Its bio-grow seed pods will initially be produced and assembled in its laboratory facilities in Longmont, Colorado.

On September 30, 2005, AeroGrow entered into a manufacturing agreement with Source Plus, Inc. an Alabama corporation, and Mingkeda Industries Co., Ltd., a Chinese company located in the Guangdong Province of China that has primarily manufactures light fixtures in the past. This agreement supersedes a prior agreement with Mingkeda and Source Plus. Under the terms of this agreement, Source Plus advanced monies to Mingkeda for tooling and molds to build AeroGrow’s products. To reimburse Source Plus for its advance to Mingkeda, AeroGrow issued 62,000 shares of its common stock to Source Plus in October 2005 with an estimated market value of $5.00 per share. AeroGrow recorded a $310,000 asset for tooling which AeroGrow will depreciate over a period of three years to reflect the estimated useful life of the tooling. AeroGrow and Source Plus have agreed to certain selling restrictions on its sale of AeroGrow common stock. In the event certain capital raising is not completed by June 1, 2006, Source Plus may require AeroGrow to repay the $155,000 in exchange for its return of AeroGrow stock. If the market value of AeroGrow common stock issued to Source Plus is less than $155,000 one year after the closing of the Offering, then AeroGrow has agreed to pay such difference to Source Plus in cash within sixty days following the one year date, plus interest at 5% per annum. Further, in return for a $0.50 per unit price concession from Mingkeda for products AeroGrow has purchased, AeroGrow issued 10,000 shares of its common stock to Mingkeda in October 2005 with an estimated market value of $5.00 per share based on the discussions the company had with investment bankers at that time. These shares are subject to the same selling restrictions as the stock issued to Source Plus. Prior to the closing of the Merger, AeroGrow expects Source Plus and Mingkeda to execute a new lock-up agreements with restrictions similar to those agreed to by KRM Fund. AeroGrow recorded a $50,000 expense for inventory which AeroGrow will charge to cost of sales at a rate of $0.50 per unit for each unit sold or one year, whichever occurs sooner.

The new agreement provides for payment of the purchase price of products manufactured by Mingkeda as follows: 30% paid twenty-five days prior to shipment, 50% paid upon shipment and the remaining 20% paid twenty days after shipment. AeroGrow has also agreed to pay to Source Plus a commission of 2% of the total purchases of the product with such payments to be made using the same proportions as AeroGrow’s payments to Mingkeda. Mingkeda will manufacture and ship the products as and when required by AeroGrow and will maintain an agreed level of quality. Mingkeda has agreed to develop sufficient capacity to manufacture up to 30,000 kitchen garden systems per month. AeroGrow will have the right to audit Mingkeda’s manufacturing performance periodically and maintain an agent in the Mingkeda plant to inspect its production. AeroGrow believes that its products will be manufactured to the highest quality standards at acceptable costs.

The manufacturing agreement with Mingkeda and Source Plus provides for protection of the intellectual property rights of AeroGrow. Under the agreement, Source Plus is specifically responsible for working as the liaison between AeroGrow and Mingkeda with responsibility for oversight of quality control in the manufacturing of the products, reviewing of specifications and making sure that Mingkeda complies, monitoring order fulfillment and similar tasks related to quality of the finished goods. Source Plus receives a 2% commission for their work. Mingkeda manufactures the product to the specifications of AeroGrow at a predetermined line item component and assembly cost and is subject to cost fluctuations only due to changes in exchange rate and cost of raw materials, which must be pre-approved by AeroGrow. Mingkeda requires a 30% payment 30 days prior to production, 50% payment on shipping from China and 20% payment 30 days following shipping.

Public Relations Program. During the first half of 2006, AeroGrow plans to initiate a public relations program designed to gain a wide exposure for AeroGrow and its kitchen garden systems through news stories:

•	on radio and television,

•	in food and gardening sections of newspapers,

•	in food and gardening magazines, and

•	on the Internet.

AeroGrow’s products will also be sent to selected major food and gardening editors, other recognized gardening and cooking authorities and celebrities to familiarize them with its products. AeroGrow has signed a letter agreement with Patrice Tanaka & Company, Inc. to manage its public relations activities. This agreement is cancelable by either party at any time. AeroGrow have agreed that 25% of Tanaka’s hourly compensation will be paid in shares of its common stock at the then current market value. AeroGrow currently estimates that the total compensation payable to Tanaka during the term of this agreement will be approximately $80,000. Prior to closing the Merger, AeroGrow expects Tanaka to execute a lock-up agreement with restrictions similar to those agreed to by KRM Fund.

Direct Response Marketing and Sales. In connection with its public relations campaign AeroGrow will begin testing various direct marketing advertisements including:

•	60-second television commercials,

•	30-minute infomercials,

•	home shopping networks, and

•	print and Internet advertising.

AeroGrow will develop a plan based on the results of this testing to generate direct sales nationally in the experienced gardener market, the “want-to-be” gardener market, the kitchen products and small appliance markets and the office and home décor markets.

AeroGrow receives the full retail selling price for its products when AeroGrow market directly to consumers, which yields higher gross profit margins than sales made at wholesale prices. However, the gross margins for direct-to-consumer sales have a higher marketing cost associated with them. Accordingly, the level of product awareness achieved by these direct marketing programs will depend on the level of consumer response generated by AeroGrow’s advertisements. The consumer response, in turn, generates revenues which allow AeroGrow to maintain higher levels of media expenditures.

AeroGrow entered into an agreement with Respond2, Inc. to develop and produce one 30-minute infomercial and 60-second television commercials. AeroGrow has agreed to pay to Respond2 a creative fee of $15,000 in cash plus $15,000 in shares of its common stock valued at $5.00 per share. AeroGrow also agreed to pay to Respond2 all actual production costs approved by us, currently estimated at approximately $400,000, and a profit percentage equal to 33% of the production costs. AeroGrow currently anticipates that these production costs will be paid prior to closing of the Merger. To the extent such costs remain unpaid, AeroGrow will use a portion of the Offering proceeds to pay these costs. The profit percentage will be paid in shares of AeroGrow’s common stock valued at 80% of the then current market price. AeroGrow currently estimate that the total compensation payable to Respond2 during the term of this agreement will be approximately $415,000 and AeroGrow will issue an aggregate of 30,000 shares of common stock to Respond2 assuming a market price of $5.00 per share during the term of the agreement. Prior to closing of the Merger, AeroGrow expects Respond2 to execute a lock-up agreement with restrictions similar to those agreed to by KRM Fund.

AeroGrow intends to launch its products nationally through direct response marketing channels and to maintain a dedicated e-commerce website. AeroGrow plans to initially allocate $1.9 million to purchase television time for direct response advertising, $200,000 to purchase print advertisements in newspapers and magazines and $50,000 to maintain its website.

Retail Marketing and Sales. During the twelve months of operations following the Merger, AeroGrow plans to expand the distribution of its products to additional channels including:

•	television shopping networks,

•	catalog companies, and

•	specialty retailers including cooking and gourmet, gardening and housewares.

AeroGrow intends to develop a nationwide network of manufacturer sales representatives with experience in each of these retail categories to manage sales activities for these channels. These sales representatives will be independent contractors compensated by commission based on the sales they generate. Although AeroGrow’s gross profit margins will be lower when selling through retail channels, AeroGrow will not incur the relatively higher advertising costs associated with its direct response marketing. AeroGrow’s ability to establish and maintain sales through retail channels will depend on the success of its public relations and direct marketing campaigns in generating awareness for its products, the retailers’ ability and willingness to merchandise its products and consumer acceptance for its kitchen garden systems. There will be costs associated with the development of this sales force, however, AeroGrow has not estimated an amount. The reason is that there are many different ways in which to create a sales network, some of which are based on compensation solely or primarily from commissions. The decisions about the extent and costs will depend on the development of sales in the early stages. In connection with the creation of a network, the company believes it will employ consultants in the house wares industry to guide the company efforts. The estimate of the consideration and expenses to be paid by AeroGrow for these consultants is $40,000 during 2006.

Distribution. AeroGrow’s kitchen garden systems will be shipped from its manufacturer in China primarily via ocean cargo to a fulfillment center in Reno, Nevada. Its seed pods will be shipped from its manufacturing facility in Longmont, Colorado, to the fulfillment center. AeroGrow has contracted with Innotrac Corporation, a Georgia corporation, to fulfill, store and ship its products. Innotrac will provide warehousing, order packing and shipping for the products sold through both its direct response channels and retail channels on primarily a variable cost basis. The proceeds AeroGrow will pay to Innotrac will depend on the number of units sold and will be paid from the net profits from sales. Costs for warehousing, order packing and shipping for the products sold through direct response channels are estimated to be about $1.50 to $2.00 per units plus actual freight costs forecasted between $5.00 and $10.00 per order. These costs are included in the shipping and handling charge paid by the direct response purchaser. For retail distribution, the costs for warehousing, order packing and shipping are estimated to be between $.50 and $1.00 per unit because of the efficiencies gained in shipping larger quantities per order. Freight costs will vary significantly depending upon quantity ordered and destination, but they are projected to be in the range of 2% to 4% of the sales net of reimbursement from customers. Innotrac will also provide payment processing, database management and customer support services for the direct response sales. These costs are projected to be approximately 2.5% of sales for payment processing and 1% of sales for customer support, with database management costs included in the foregoing. The contract with Innotrac is for an initial term of three years, but provides for termination by either party on ninety days’ written notice.

AeroGrow are negotiating with a telemarketing company to provide operators who will take calls from consumers responding to its direct response marketing. These orders and the orders received on its website will be provided to Innotrac once each day to be fulfilled. Telemarketing costs per order are projected at 4% of direct response sales.

International Sales. Once AeroGrow has established consumer acceptance of its products in the United States, it intends to actively seek to establish international distributors in key markets in Europe and Asia. Its goal is to partner with successful distribution companies that possess both direct and retail marketing experience. These partnerships will most likely be in the form of exclusive distributor or licensing agreements tied to performance criteria. AeroGrow anticipates that such distributors will modify AeroGrow’s marketing and advertising materials developed for United States’ markets for use in their respective markets.

Inflation and Seasonality. AeroGrow does not expect inflation to have a significant effect on its operations in the foreseeable future. Because its kitchen garden systems are designed for an indoor gardening experience, it is possible that AeroGrow may experience slower sales in the United States during April through September when its consumers may tend to garden outdoors. However, AeroGrow currently anticipates increased sales during the holiday season in the fourth calendar quarter and in the first calendar quarter due to additional marketing AeroGrow plans to undertake.

Research and Development

During the year ended December 31, 2004, AeroGrow incurred $333,253 in research and development costs. During the year ended December 31, 2003, AeroGrow incurred $344,164 in research and development costs, and during the year ended December 31, 2005, AeroGrow incurred $577,302 in research and development costs. AeroGrow initially focused its efforts on determining if an aeroponic product could be developed for consumer use in the home at attractive prices. AeroGrow then focused on developing the design, technology and various prototype models. In addition, AeroGrow set up a greenhouse and laboratory to measure the success of growing herbs, vegetables and flowers with various seeds, cuttings and nutrients under different lighting conditions. Finally, AeroGrow filed patent applications for the technology used in its kitchen garden systems.

In the next twelve months AeroGrow intends to continue researching and developing new product designs and product extensions including, but not limited to, nutrient delivery systems and additional seed varieties for its seed kits.

Off-Balance Sheet Arrangements

AeroGrow has certain current commitments under operating leases and has not entered into any capital leases or contracts for financial derivative instruments such as futures, swaps and options.

Critical Accounting Policies and Estimates

Significant estimates include valuation of AeroGrow’s non-monetary transactions in connection with issuances of common stock and common stock warrants and options. This estimate has had a material or substantial effect upon AeroGrow’s operations.

RISK FACTORS

The business, financial condition and operating results of AeroGrow could be adversely affected by any of the following factors, in which event the value of the equity securities of AeroGrow could decline, and investors could lose part or all of their investment. The risks and uncertainties described below are not the only ones that the combined company faces. Additional risks and uncertainties not presently known to management, or that management currently thinks are immaterial, may also impair future business operations.

Because AeroGrow has a limited operating history, AeroGrow may not be able to successfully manage its business or achieve profitability.

AeroGrow is a development stage company. AeroGrow has a limited operating history upon which you can base your evaluation of its prospects and the potential value of its common stock. AeroGrow is just now starting to produce its garden systems and seed kits. AeroGrow is confronted with the risks inherent in a start-up, development stage company, including difficulties and delays in connection with the production and sales of its kitchen garden systems, operational difficulties and its potential under-estimation of production and administrative costs. If AeroGrow cannot successfully manage its business, AeroGrow may not be able to generate future profits and may not be able to support its operations.

AeroGrow is in the early stages of its development, has incurred substantial losses since inception and may never achieve profitability.

Since AeroGrow commenced its operations in 2002, AeroGrow has incurred substantial operating losses. For the year ended December 31, 2005, AeroGrow had a net loss of $7,717,577; for the year ended December 31, 2004, AeroGrow had a net loss of $2,389,044; and for the year ended December 31, 2003, AeroGrow had a net loss of $1,159,535. AeroGrow’s losses from operations have resulted in an accumulated deficit of $11,862,369 at December 31, 2005. AeroGrow expects that its operating expenses will outpace revenues for the near future and result in continued losses. The success of its business will depend on its ability to introduce and sell its kitchen garden systems to consumers, develop new product extensions and applications and raise additional capital for operations, future expanded marketing and further product development. You should consider the costs and difficulties frequently encountered by companies in their early stages of launching a product and establishing a market presence. There is no assurance that AeroGrow will ever obtain profitability which may lead to the entire loss of your investment.

If AeroGrow’s kitchen garden systems fail to perform properly, its business could suffer with increased costs and reduced income.

Although AeroGrow has been internally testing its products in its laboratories and with users for three years, its products may fail to meet consumer expectations. AeroGrow has had no experience in returns and has not yet determined the form of warranties AeroGrow will grant for its products. AeroGrow may be required to replace or repair products or refund the purchase price to consumers. Failure of AeroGrow’s products to meet expectations could:

•	damage its reputation,

•	decrease sales,

•	incur costs related to returns and repairs,

•	delay market acceptance of its products,

•	result in unpaid accounts receivable, and

•	divert its resources to remedy the malfunctions.

AeroGrow may need additional capital to fund its growth.

AeroGrow anticipates that the proceeds from the Offering will be adequate to satisfy its capital requirements for the next 12 to 18 months. However, AeroGrow may require additional capital to support its growth and cover operational expenses as AeroGrow expands its marketing and product development. To do this AeroGrow may need to issue equity, debt or securities convertible into equity which will dilute your stock ownership in AeroGrow following the Merger. If AeroGrow cannot obtain additional financing on reasonable terms, AeroGrow may not have sufficient capital to operate its business as planned and would have to modify its business plan or curtail some or all of its operations.

If the holders of AeroGrow’s convertible notes choose repayment instead of conversion or the extension of maturity, AeroGrow will not be able to implement its full plan of operation.

AeroGrow’s convertible notes with an aggregate principal amount of $30,000 are repayable on demand at any time after June 30, 2006, unless converted into shares of AeroGrow’s common stock. In addition, $840,000 of principal amount will be repayable on December 31, 2006 unless converted. If these holders choose to demand payment rather than converting their notes to common stock, up $870,000 of principal plus related interest may have to be paid. If such holders choose not to convert or extend the maturity, AeroGrow would use a portion of the net proceeds from the Offering to repay the convertible notes instead of funding its full plan of operations and AeroGrow may not be able to maximize revenues or profitability.

AeroGrow’s intellectual property and proprietary rights give it only limited protection and can be expensive to defend.

AeroGrow’s ability to produce and sell kitchen garden systems depends in part on securing patent protection for the components of its systems, maintaining various trademarks and protecting its operational trade secrets. To protect its proprietary technology, AeroGrow relies on a combination of patents pending (and if granted, patents), trade secrets and non-disclosure agreements, each of which affords only limited protection. AeroGrow owns the rights to thirteen United States patent applications and one foreign patent application. However, these patent applications may not result in issued patents and even issued patents may be challenged. AeroGrow plans to begin selling its kitchen garden systems prior to receiving issued patents relating to its patent applications. All of AeroGrow’s intellectual property rights may be challenged, invalidated or circumvented. Claims for infringement may be asserted or prosecuted against AeroGrow in the future and AeroGrow may not be able to protect its patents, if any are obtained, and intellectual property rights against others. AeroGrow’s former employees or consultants may violate their non-disclosure agreements with AeroGrow, leading to a loss of proprietary intellectual property. AeroGrow also could incur substantial costs to assert its intellectual property or proprietary rights against others.

AeroGrow might not be able to hire and retain personnel with the appropriate experience and talent to build its sales and marketing capability which will negatively affect future revenue.

AeroGrow intends to hire sales and marketing personnel with some of the net proceeds from the Offering. If AeroGrow is unable to identify, hire or retain qualified sales and marketing personnel, AeroGrow will not be able to achieve future revenue.

AeroGrow currently does not have a complete management team and the loss of key members of its management could adversely affect its business.

AeroGrow currently does not have a complete management team. Randy Seffren, its chief marketing officer, and Jerry Gutterman, its chief financial officer, serve as consultants or independent contractors rather than as AeroGrow employees. AeroGrow may not be able to hire qualified managers at budgeted compensation levels and its current consultants and independent contractors may not continue to work for AeroGrow. AeroGrow’s business depends on continuing to receive the services and performance of W. Michael Bissonnette, its chief executive officer, Mr. Seffren, Mr. Gutterman and other key members of its management team. AeroGrow does not yet have any life insurance on any of its management team members. If any of its key persons dies, resigns or becomes unable to continue in his present role and an adequate replacement is not obtained in a timely manner, its business operations could be materially adversely affected. AeroGrow’s officers and directors are also officers and directors of other companies or serve AeroGrow on a part-time basis, and there is no guarantee they will spend substantial portions of their time working for AeroGrow. To the extent that they devote their time to other endeavors and not to AeroGrow, its business could be adversely affected.

AeroGrow’s future depends on the financial success of its kitchen garden systems. Since AeroGrow is introducing entirely new products without comparable sales history, AeroGrow does not know if its kitchen garden systems and seed kits will generate wide acceptance by consumers.

AeroGrow is introducing its kitchen garden systems and seed kits as new products to consumer markets unfamiliar with their use and benefits. AeroGrow does not know whether its products will generate widespread acceptance. If consumers do not purchase its products, AeroGrow will not be profitable and you may lose all of your investment. You must consider AeroGrow’s prospectus in light of the risks, expenses and challenges of attempting to introduce new products with unknown consumer acceptance.

AeroGrow’s marketing strategies may not be successful which would adversely affect its future revenues and profitability.

AeroGrow’s revenues and future depend on the successful marketing of its kitchen garden systems. AeroGrow cannot assure you that consumers will be interested in purchasing its products. AeroGrow initially plans to use direct marketing to sell its products via television commercials, infomercials, magazine and newspaper advertising and the Internet. Its infomercials and commercials may not generate sufficient income to continue to air them. If AeroGrow’s marketing strategies fail to attract customers, its product sales will not produce future revenues sufficient to meet its operating expenses or fund its future operations. If this occurs, AeroGrow’s business may fail and you may lose your entire investment.

AeroGrow’s current or future manufacturers could fail to fulfill AeroGrow’s orders for kitchen garden systems which would disrupt its business, increase its costs and could potentially cause it to lose its market.

AeroGrow will initially depend on one contract manufacturer in China to produce its kitchen garden systems. To date AeroGrow has received only limited quantities of finished products and does not yet have an operating history that demonstrates that this manufacturer can produce its kitchen garden systems in a timely manner or in sufficient volumes. The manufacturer may also fail to produce the kitchen garden system to AeroGrow’s specifications or in a workmanlike manner and may not deliver the systems on a timely basis. AeroGrow is in the process of identifying other manufacturers in China to assure them of an alternative source of supply. Any change in manufacturers could disrupt its business due to delays in finding a new manufacturer, providing specifications and testing initial production. A new manufacturer must also obtain an inventory of necessary parts and tools for production. AeroGrow owns the tools used by its Chinese manufacturer. AeroGrow’s manufacturer operates in a foreign country and may be subject to business, political, currency and regulatory risks outside the control of AeroGrow that may affect its ability to fulfill AeroGrow’s orders for kitchen garden systems.

An active trading market for AeroGrow’s common stock may not develop or be sustained.

Depending on the number of Units sold in the Offering, AeroGrow intends to use its commercially reasonable best efforts to have its shares of common stock commence quotation on either (i) Nasdaq Capital Markets (“Nasdaq”); or (ii) the Over-the-Counter Bulletin Board (“OTC BB”). However, there can be no assurance as to when and if the shares of common stock will become quoted on either Nasdaq or the OTC BB and, even if the shares of common stock are quoted on either venue, there can be no assurance that an active trading market will develop for such shares. If an active public trading market does not develop or continue, you may have limited liquidity and may be forced to hold your shares of AeroGrow’s common stock for an indefinite period of time. Further, the prices and volume of trading in AeroGrow’s common stock may be adversely affected if its securities are not listed or quoted.

The offering price of AeroGrow’s common stock in connection with the Offering is arbitrary and as a result the stock price may decline after the Merger.

The offering price of AeroGrow’s common stock in the Offering was determined by negotiations between AeroGrow and its Placement Agent and was not based on any objective criteria of value. These prices bear no relationship to AeroGrow’s assets, net worth, book value (loss) per share or net loss. Accordingly, AeroGrow’s stock price may suffer a decline after the Merger.

If an exemption from registration on which AeroGrow has relied on for any of its past offerings of common stock or warrants were later challenged legally, its principals may have to expend time defending claims and AeroGrow would then risk paying expenses for defense, rescission and/or regulatory sanctions.

To raise working capital, AeroGrow offered common stock and warrants in private transactions that AeroGrow believed to be exempt from registration under the Securities Act of 1933, as amended, and state securities laws. In 2004 AeroGrow also conducted a state registered offering in Colorado of common stock and warrants intended to be exempt from registration under the Securities Act of 1933, as amended, as an intrastate offering. In the event that one or more investors seeks rescission, with resulting return of investment funds and interest at a market rate, or that state or federal regulators seeks sanctions against AeroGrow or its principals, AeroGrow would spend time and financial resources, including some of the net proceeds of the Offering, to pay expenses for defense, rescission awards or regulatory sanctions. The use of funds would reduce the capital available to implement its full plan of operation.

There may be substantial sales of AeroGrow’s common stock by existing stockholders and by the selling security holders who purchase shares of AeroGrow’s common stock in the Offering which could cause the price of AeroGrow’s stock to fall.

Future sales of substantial amounts of AeroGrow’s common stock in the public market, if one develops, or the perception that such sales might occur, could cause the market price of its common stock to decline and could impair the value of your investment in AeroGrow’s common stock and its ability to raise equity capital in the future. As of February 24, 2006, after giving effect to the Merger, the Offering and the Note Conversion, AeroGrow had 8,930,885 shares of common stock outstanding, of which 544,228 shares may be sold immediately after the Merger without restriction. Of the remaining shares, (i) 710,009 shares issued upon conversion of the Convertible Notes in the principal amount of $2,130,000 at a conversion price of $3.00 per share will be subject to registration rights and are not subject to lock up restrictions, (ii) 2,000,000 shares issued in the Offering will be subject to registration rights and are not subject to lock up restrictions, (iii) 580,136 shares issued to Wentworth stockholders in the Merger will have registration rights, but of these shares, 396,813 shares will be subject to lock up restrictions for periods of 12 to 18 months, (iv) 757,832 shares were issued during 2005 and are considered “restricted” shares under Rule 144, and (v) 4,338,680 shares have been held more than one year and may be transferred and sold, subject to the restrictions under Rule 144 or Rule 701 depending on the status of the holder and the holding period. Of the shares identified in the last two categories above, 4,463,483 shares are subject to lock-up agreements for periods of 12 to 18 months. The lock up restrictions may be released by the agreement of AeroGrow and Keating Securities. The shares of AeroGrow’s common stock underlying the Convertible Notes and the warrants issued or to be issued to the holders of Convertible Notes are required to be registered for resale by AeroGrow following the Merger and will not be subject to lock up restrictions. As part of the Offering, AeroGrow has agreed to register for resale the shares of common stock issued to Investors in the Offering (together with the shares of common stock underlying the Warrants issued in this Offering) on a registration statement to be filed with the SEC. In the event such registration statement is filed, the shares of common stock issued to the Wentworth’s stockholders in connection with the Merger will also be included on such registration statement. There can be no assurance that the shares of common stock subject to registration rights will become registered under the Securities Act. The sales of AeroGrow common stock by these stockholders having registration rights or even the appearance that such holders may make such sales once a registration statement becomes effective may depress any trading market that develops before you are able to sell the common stock you receive in the Offering.

AeroGrow’s outstanding warrants, options and convertible notes, and additional future obligations to issue AeroGrow securities to various parties, may dilute the value of your investment and may adversely affect AeroGrow’s ability to raise additional capital.

As of February 24, 2006, after giving effect to the Merger, the Offering and the Note Conversion, AeroGrow had committed to issue up to 4,833,634 additional shares of common stock under the terms of outstanding convertible notes, warrants, options and other arrangements. There are warrants and options outstanding that can be exercised for 1,126,128 shares of its common stock at exercise prices ranging from $0.005 to $15.00 per share. There are 2,000,000 shares of common stock issuable upon exercise of the warrants issued to Investors in the Offering exercisable at $6.25 per share. There are also 240,006 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $840,000 at a conversion price of $3.50 by holders who have elected to extend the maturity of their notes to December 31, 2006 and 7,500 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who have not elected to extend the maturity of their notes beyond June 30, 2006. There are 600,000 shares of common stock issuable upon exercise of outstanding warrants held by the initial holders of the Convertible Notes with exercise price of $5.00 per share. There are 426,000 shares of common stock issuable upon exercise of warrants, at an exercise price of $6.00 per share, that were issued to holders that elected to convert notes in the principal amount of $2,130,000. There are 174,000 shares of common stock issuable upon the exercise of warrants to be issued upon conversion of Convertible Notes in the principal amount of $870,000 at an exercise price of $6.00 per share. There are 60,000 shares of common stock issuable upon exercise of outstanding warrants issued in 2005 to Keating Securities or its designees in connection with the Convertible Notes offering with exercise price of $6.00 per share and 200,000 shares of common stock issuable upon exercise of outstanding warrants issued to Keating Securities in 2006 in connection with the Offering with an exercise price of $6.25. AeroGrow also has commitments to issue up to 38,204 shares of common stock under certain equity commitments.

AeroGrow has historically issued shares of its common stock or granted stock options to employees, consultants and vendors as a means to conserve cash, and AeroGrow will continue to grant additional shares of stock and issue stock options in the future. AeroGrow will be able to issue an additional 1,505,000 shares of common stock under its 2005 equity compensation plan (less 236,796 shares that were issued during 2005 under the plan, options to purchase 28,401 shares that were granted during 2005 under the plan and remain outstanding, and 38,204 shares under certain equity commitments that are expected to be issued under the plan).

For the length of time these notes, warrants and options are outstanding, the holders will have an opportunity to profit from a rise in the market price of AeroGrow’s common stock without assuming the risks of ownership. This may adversely affect the terms upon which AeroGrow can obtain additional capital. The holders of such derivative securities would likely exercise or convert them at a time when AeroGrow would be able to obtain equity capital on terms more favorable than the exercise or conversion prices provided by the notes, warrants or options.

If AeroGrow’s common stock is traded, AeroGrow expects to be subject to the “penny stock” rules for the foreseeable future.

AeroGrow is subject now and expects in the future to be subject to the SEC’s “penny stock” rules if its common stock sells below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for AeroGrow’s common stock. As long as AeroGrow’s common stock is subject to the penny stock rules, the holders of its shares may find it more difficult to sell their securities.

AeroGrow’s articles of incorporation authorize the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the board of directors.

AeroGrow’s articles of incorporation have authorized issuance of up to 20,000,000 shares of preferred stock (“Preferred Stock”) in the discretion of its board of directors. Any undesignated shares of Preferred Stock may be issued by AeroGrow’s board of directors; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such Preferred Stock would be set by the board of directors and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding AeroGrow common stock beneficially owned on February 24, 2006, after giving effect to the Merger, the Offering, and the Note Conversion for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding common stock, (ii) each current executive officer and director, and (iii) all executive officers and directors as a group. The table assumes a total of 8,930,885 shares of common stock outstanding.

Name of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent Beneficial Ownership
W. Michael Bissonnette 900 28th Street, Suite 201 Boulder, CO 80303	956,297	10.7%
Mitch Rubin 900 28th Street, Suite 201 Boulder, CO 80303 (2)	3,768	*
Richard A. Kranitz 1238 Twelfth Avenue Grafton, WI 53024 (3)	55,079	*
Randy Seffren 900 28th Street, Suite 201 Boulder, CO 80303	74,320	*
Wayne Harding 5206 South Hanover Way Englewood, CO 80111 (4)	132,173	1.5%
Jack J. Walker c/o 900 28th Street, Suite 201 Boulder, CO 80303(5)	164,408	1.8%
Kenneth Leung c/o 900 28th Street, Suite 201 Boulder, CO 80303	-0-	*
All AeroGrow Executive Officers and Directors as a Group (5 Persons) (6)	1,386,045	15.4%
Timothy J. Keating 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111 (7)	441,813	4.9%

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), which include holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(2)	Includes options to purchase 3,768 shares of AeroGrow’s common stock at an exercise price of $0.50 per share.

(3)	Includes 46,546 shares owned by Cedar Creek Ventures, LLC, of which Mr. Kranitz is a 50% owner and managing member.

(4)
Includes options to purchase 3,910 shares of AeroGrow’s common stock at an exercise price of $2.50 per share, and warrants to purchase 5,000 shares of AeroGrow’s common stock at an exercise price of $2.50 per share.

(5)
Includes 96,122 shares held of record by March Trade & Finance, Inc. of which Mr. Walker is a controlling person and 24,000 shares underlying immediately exercisable warrants at $5.00 per share and 34,286 shares issuable under a convertible note in principal amount of $120,000.

(6)	Includes options and warrants to acquire 36,678 shares of common stock and 34,286 shares issuable on conversion of an outstanding note.

(7)
Includes warrants to purchase 20,000 shares of common stock at an exercise price of $6.00 per share and warrants to purchase 25,000 shares of common stock at an exercise price of $6.25 per share. Includes 309,406 shares of common stock held by KRM Fund. Timothy J. Keating is the manager of KRM Fund and has voting and disposition power of the shares owned by KRM Fund. Includes 87,407 shares of common stock held by Keating Investments, LLC. Timothy J. Keating is the managing member of Keating Investments and has voting and disposition power of the shares owned by Keating Investments, LLC.

DESCRIPTION OF SECURITIES

General

AeroGrow’s articles of incorporation provide that it is authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of February 24, 2006, after giving effect to the Merger, the Offering and the Note Conversion, AeroGrow had 8,930,885 shares of common stock outstanding. No shares of preferred stock were issued and outstanding. Nevada law allows AeroGrow board of directors to issue shares of common stock and preferred stock up to the total amount of authorized shares without obtaining the prior approval of shareholders.

The following description of AeroGrow’s common stock, preferred stock, convertible notes and various warrants summarizes the material provisions of each and is qualified in its entirety by the provisions of AeroGrow’s articles of incorporation, bylaws, convertible notes and warrant agreements, copies of which will be provided by us upon request.

Common Stock

Holders of AeroGrow’s outstanding common stock, have the following rights and privileges in general:

•	the right to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors,

•	no cumulative voting rights, which means that holders of a majority of shares outstanding can elect all of AeroGrow’s directors,

•
the right to receive ratably dividends when, if and as may be declared by AeroGrow’s board of directors out of funds legally available for such purposes, subject to the senior rights of any holders of preferred stock then outstanding,

•	the right to share ratably in the net assets legally available for distribution to common stockholders after the payment of AeroGrow’s liabilities on its liquidation, dissolution and winding-up, and

•	no preemptive or conversion rights or other subscription rights, and no redemption privileges.

All outstanding shares of AeroGrow’s common stock are fully paid and nonassessable.

Preferred Stock

AeroGrow’s preferred stock may be issued from time to time by its board of directors, without further action by its stockholders, in one or more series. The board can fix the relative designations, preferences, priorities, powers and other special rights for each series of preferred stock.

AeroGrow believes that the preferred stock will provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Although AeroGrow’s board of directors currently has no intention to issue preferred stock, in the event of any issuance, its common stockholders will not have any preemptive or similar rights to acquire any of the preferred stock. Issuances of preferred stock could:

•	dilute the voting power of common stockholders,

•	adversely affect the voting power of common stockholders,

•	adversely affect the likelihood that common stockholders will receive dividend payments and payments on liquidation, and

•	have the effect of delaying or preventing a change in shareholder and management control.

Debt Warrants

In June, July, August and September 2005, AeroGrow sold in a private placement debt offering to accredited investors 300 units consisting of convertible notes, described below, and its redeemable warrants. The warrants are exercisable for the purchase of an aggregate 600,000 shares of its common stock, assuming an exercise price of $5.00 per share.

The warrants are exercisable in whole at any time or in part from time to time prior to September 13, 2010, at an exercise price of $5.01 per share. Upon the expiration of the warrant exercise period, unless extended, each warrant will expire and become void and of no value.

The holder of each warrant is entitled, upon payment of the exercise price, to purchase one share of AeroGrow’s common stock. The number and kind of securities or other property for which the warrants are exercisable are subject to adjustments in certain events such as mergers, reorganizations or stock splits, to prevent dilution. AeroGrow may redeem the warrants at any time on fifteen days’ prior written notice at a redemption price of $0.0001 per share of common stock underlying the warrant, provided an effective registration statement is in effect covering the common shares underlying the warrant, and further provided that for a period of not less than twenty consecutive trading days the closing bid price as quoted on the Nasdaq Capital Market or NASD OTC Bulletin Board has been at least $7.50 per share of common stock and the average daily trading volume exceeds 50,000 shares per day. All of the outstanding warrants must be redeemed if any are redeemed. The holders of the warrants will not possess the rights that AeroGrow’s shareholders have unless and until the holders exercise the warrants and then only as a holder of the common stock.

The shares of common stock underlying the redeemable 2005 warrants have registration rights. See “Registration Rights” below.

See “Convertible Note Modification Agreement” below.

Convertible Notes and Conversion Warrants

AeroGrow issued $3,000,000 in aggregate principal face amount of 10% unsecured convertible notes as part of its debt offering in June, July, August and September 2005 along with the debt warrants described above. The principal amount is convertible into its common stock at the option of the note holders, at any time, at a conversion price equal to $4.00 per share. Assuming a conversion price of $4.00 per share AeroGrow would issue 750,000 shares of common stock if all notes are converted. If not converted, these notes and all accrued interest are repayable on demand by the note holders at any time after June 30, 2006. The notes bear interest at the rate of 10% annually which is payable quarterly beginning September 30, 2005. The principal is due on June 30, 2006. AeroGrow may not prepay the notes without the holder’s prior consent.

On conversion of the notes each holder shall also receive five-year warrants to purchase 2,000 shares of common stock for each $10,000 principal amount converted. These conversion warrants may be exercised at any time at an exercise price equal to $6.00 per share. AeroGrow may not redeem these conversion warrants.

The shares of common stock underlying the convertible notes and the conversion warrants have registration rights. See “Registration Rights” below.

See “Convertible Note Modification Agreement” below.

Placement Agent Warrants

In connection with its services as placement agent for AeroGrow’s 2005 debt offering of units consisting of convertible notes and redeemable warrants, AeroGrow agreed to sell to Keating Securities five-year warrants to purchase 60,000 shares of AeroGrow’s common stock. These warrants will be exercisable at any time after September 13, 2006, at a price equal to $6.00 per share on a net-issuance or cashless basis.

In connection with the Offering consummated February 24, 2006, the Placement Agent or its designees for nominal consideration, received non-redeemable, five-year warrants to purchase an aggregate of 200,000 shares of common stock. These Placement Agent warrants are exercisable at any time from February 24, 2006 until February 24, 2011, at a price equal to $6.25 per share, either for cash or on a net-issuance or cashless basis. The shares of common stock underlying the Agent Warrants have registration rights.

The shares of common stock underlying the above placement agent warrants have registration rights. See “Registration Rights” below.

$10.00 Redeemable Warrants and $15.00 Redeemable Warrants

In 2004 AeroGrow completed a Colorado registered offering of 544,228 shares of its common stock, redeemable warrants to purchase 390,880 shares of its common stock at an exercise price of $10.00 and redeemable warrants to purchase 390,880 shares of its common stock at an exercise price of $15.00. The $10.00 redeemable warrants and $15.00 redeemable warrants became exercisable on July 1, 2005, provided that at least 100 shares must be purchased on each exercise. These warrants expire on December 31, 2007.

AeroGrow may redeem all of these warrants at any time after its common stock is quoted on the OTC BB or a recognized exchange on fifteen days’ prior written notice at a redemption price of $0.05 per share, provided that the closing bid or sale price of its common stock exceeds $12.50 per share for the $10.00 redeemable warrants and $17.50 per share for the $15.00 redeemable warrants for 20 consecutive trading days ending within 15 days of the date the notice of redemption is given.

$5.00 Non-Redeemable Warrants, $2.50 Non-Redeemable Warrants and $1.25 Non-Redeemable Warrants

From December 2002 through July 2004 AeroGrow sold in a private placement:

•
$5.00 non-redeemable warrants to purchase 30,000 shares of its common stock at an exercise price of $5.00 per share. As of January 31, 2006, warrants to purchase 5,000 shares have been exercised and warrants to purchase 25,000 have expired.

•
$2.50 non-redeemable warrants to purchase 501,098 shares of its common stock at an exercise price of $2.50 per share. As of January 31, 2006, warrants to purchase 390,000 shares have been exercised and warrants to purchase 111,098 shares remain outstanding and are exercisable during 2006.

•	$1.25 non-redeemable warrants to purchase 170,000 shares of its common stock at an exercise price of $1.25 per share. As of January 31, 2006, all of these warrants were exercised.

Stock Options

AeroGrow has outstanding options to purchase 233,270 shares of AeroGrow common stock at an exercise price ranging from $0.005 to $5.00 per share.

2006 Warrants

Each Warrant issued in the Offering consummated February 24, 2006 is non-redeemable and is exercisable for one share of common stock at an exercise price of $6.25 per share. Each Warrant is exercisable for until February 24, 2011. The exercise price and number of shares of common stock under the Warrant will be subject to adjustment on certain events, including reverse stock splits, stock dividends and recapitalizations, combinations, and mergers where AeroGrow is not the surviving company. AeroGrow will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, such shares of common stock underlying the Warrants (“Underlying common stock”), as from time to time shall be issuable upon the exercise of the Warrants.

The shares of the Underlying common stock have registration rights. See “Registration Rights” below.

Convertible Note Modification Agreement

In connection with the Merger, AeroGrow sought to modify the terms of certain outstanding convertible notes issued in 2005 with an outstanding principal balance of $3,000,000 due June 30, 2006 (“Convertible Notes”). The note holders of this debt were offered the opportunity to convert the principal and interest at a reduced conversion rate, extend the maturity for a lesser reduced conversion rate than immediate conversion or maintain the current terms unchanged.

The holders of Convertible Notes representing $2,130,000 in principal amount have converted their notes into AeroGrow common stock at a conversion price of $3.00 per share, a reduction from the original conversion price of $4.00 per share. Accordingly, at the closing of the Merger and Offering, AeroGrow issued 710,009 shares of its common stock to converting note holders (rounded up for fractional shares). The converting note holders also were issued, pursuant to the terms of the note offering, five-year warrants to purchase 426,000 shares of AeroGrow’s common stock at an exercise price of $6.00 per share. Holders of Convertible Notes representing $840,000 in principal amount have agreed to extend the maturity under their notes from June 30, 2006 to December 31, 2006 in exchange for a reduction in their conversion price from $4.00 per share to $3.50 per share.

The remaining holders of Convertible Notes representing $30,000 in principal amount have not elected to convert or extend the maturity of their notes and will be able to demand payment in cash on June 30, 2006.

For those Convertible Note holders who elected to convert or extend the maturity of their notes as described above, (i) AeroGrow eliminated the current 180 day lock-up provisions on the shares of common stock underlying the Convertible Notes and related warrants; (ii) AeroGrow eliminated the redemption provisions of the $5.00 warrants issued to holders at the time of the issuance of the notes; and (iii) holders waived any registration penalties that they may have in connection with any late filing or effectiveness under the registration rights provisions of their original subscription for the notes.

As of February 24, 2006, the Convertible Notes and the warrants issued or to be issued to convertible note holders can be summarized as follows:

•
710,009 shares of common stock were issued at the Closing of the Offering to holders of Convertible Notes in the principal amount of $2,130,000 who have elected to convert such notes at $3.00 per share;

•
240,006 shares of common stock will be issuable upon conversion of Convertible Notes (rounded up for fractional shares) in the principal amount of $840,000 at a conversion price of $3.50 by holders who have elected to extend the maturity of their notes to December 31, 2006;

•
7,500 shares of common stock will be issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who have not elected to extend the maturity of their notes beyond June 30, 2006;

•
600,000 shares of common stock will be issuable upon exercise of outstanding warrants held by the initial holders of the Convertible Notes with exercise price of $5.00 per share, of which 6,000 warrants held by those not electing to extend the maturity of their Convertible Notes to December 31, 2006 are redeemable;

•
426,000 shares of common stock issuable upon exercise of warrants, at an exercise price of $6.00 per share, that were issued to holders that elected to convert notes in the principal amount of $2,130,000; and

•	174,000 shares of common stock issuable upon the exercise of warrants to be issued upon conversion of Convertible Notes in the principal amount of $870,000 at an exercise price of $6.00 per share;

Registration Rights

AeroGrow has agreed to register: (i) 2,000,000 shares of common stock issued to Investors in the Offering consummated February 24, 2006; (ii) 2,000,000 shares of common stock underlying the Warrants issued to Investors in the Offering consummated February 24, 2006; and (iii) 200,000 shares of common stock underlying the warrants issued to the Placement Agent in the Offering consummated February 24, 2006, on a registration statement to be filed by AeroGrow (“Registration Statement”). AeroGrow has agreed to file the Registration Statement within 45 days following the closing of this Offering, February 24, 2006 (“Closing”), and will use its best efforts to have the Registration Statement declared effective within 150 days after the Closing. AeroGrow shall pay the usual costs of such registration. The Registration Statement also will include : (i) 710,009 shares of common stock issued to holders of Convertible Notes in the principal amount of $2,130,000 who have elected to convert such notes at $3.00 per share; (ii) 240,006 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $840,000 at a conversion price of $3.50 by holders who have elected to extend the maturity of their notes to December 31, 2006; (iii) 7,500 shares of common stock issuable upon conversion of Convertible Notes in the principal amount of $30,000 at a conversion price of $4.00 by holders who have not elected to extend the maturity of their notes beyond June 30, 2006; (iv) 600,000 shares of common stock underlying warrants, at an exercise price of $5.00 per share, held by the holders of the Convertible Notes (“Debt Warrants”); (v) 426,000 shares of common stock underlying warrants, at an exercise price of $6.00 per share, held by holders that have elected to convert their Convertible Notes in the principal amount of $2,130,000, and 174,000 shares of common stock underlying warrants, at an exercise price of $6.00 per share, to be issued upon conversion of Convertible Notes in the principal amount of $870,000 at an exercise price of $6.00 per share (collectively, the “Conversion Warrants”); (vi) 60,000 shares of common stock underlying warrants, at an exercise price of $6.00 per share, issued to the Placement Agent or its designees in connection with the Convertible Notes offering (“Agent Debt Warrants”); and (vii) up to 580,136 shares of common stock issued to Wentworth stockholders in the Merger who comply with the terms of the Merger Agreement for inclusion on the registration statement. If any additional securities are sold in the Offering or issued in connection with the Offering, they will be sold with the same registration rights as those granted in connection with the Offering.

If the Registration Statement is not filed or does not become effective on a timely basis, for any reason, AeroGrow will be required to pay the Investors in the Offering and the investors in the Convertible Note offering an amount equal to 1% of the purchase price of the securities held by them for every 30 day period (or part) after the relevant date, in each case until the Registration Statement is filed or declared effective, as the case may be (“Registration Penalty”).

After the effectiveness of the Registration Statement, AeroGrow shall also be required to pay Investors in the Offering and the investors in the Convertible Note offering an amount equal to 1% of the purchase price of the securities held by them for every 30 day period that the registration statement is not available for use to sell or transfer the registered shares (“Suspension Penalty”). This Suspension Penalty shall be in addition to any other penalties mentioned.

The Registration Penalty and/or Suspension Penalty (the “Penalties”) shall be due and payable only to the Investors in this Offering and investors in the Convertible Note offering. Payment of the Penalties in the circumstances of a registration statement not being filed or declared effective by designated dates will be made in shares of common stock calculated by taking the amount due and dividing it by $2.00 (“Penalty Shares”). The Penalty Shares will be included in the registration statement. Payment of the Penalties that may be due after the effective date of the registration statement will be paid in cash. The Penalty amount is 1% per month of the purchase price paid for the securities payable for up to a maximum of an aggregate of 18 months.

There can be no assurance that the shares of common stock subject to registration rights as specified above will become registered under the Securities Act.

Lock Up Agreements

Stockholders of Wentworth holding an aggregate of 396,813 shares of common stock entered into a lock up agreement under which they will be prohibited from selling or otherwise transferring: (i) any of their shares of common stock for a period of twelve months (12) months following the effective date of the Registration Statement (“Initial Lock Up Period”), and (ii) fifty percent (50%) of its shares of common stock after the expiration of Initial Lock Up Period until the date which is eighteen (18) months after the effective date of the Registration Statement.

Further, as a condition of the closing of the Merger Agreement, 4,463,483 shares of AeroGrow’s common stock held by existing AeroGrow stockholders (including all shares of AeroGrow held by AeroGrow’s current officers and directors discussed elsewhere in this Report) and 927,406 shares of common stock underlying AeroGrow’s existing warrants and options outstanding will be subject to a lock up agreement with the same transfer restrictions as set forth above and applicable to the stockholders of Wentworth.

Immediately after the closing of the Merger and the Offering, the following shares of common stock (or shares of common stock underlying warrants and options) will not be subject to any lock up agreement restrictions:

•
Approximately 544,228 shares of common stock held by investors in AeroGrow’s Colorado intrastate offering (“Colorado Offering Shares”). The Colorado Offering Shares will be freely tradable without restriction and will represent AeroGrow’s “float” following the Merger.

•
633,029 shares of outstanding common stock held by existing AeroGrow stockholders. These shares of common stock may be freely tradable without restriction following the Offering depending on how long the holders thereof have held these shares depending on the requirements of Rules 144 and 701.

•
155,000 shares of common stock underlying existing warrants, and 43,722 shares of common stock underlying outstanding options issued to employees, consultants and vendors. Upon exercise of these warrants by the holders thereof, the shares will be restricted shares subject to the restrictions on transfer imposed under Rule 144 and Rule 701 promulgated under the Securities Act, which have different holding periods and volume limitations depending on the status of the holder and the time period that the holder has held the securities.

•
None of the shares of common stock issued in the Offering, issued upon conversion of the Convertible Notes, underlying the warrants issued in this Offering (including Agent Warrants), underlying the Convertible Notes, or underlying the warrants issued or to be issued to Convertible Note holders (including placement agent warrants) are subject to lock up restrictions.

•	183,323 shares of common stock held by Wentworth stockholders will not be subject to lock up restrictions.

Dividend Policy

AeroGrow has not declared or paid any cash dividends on its common stock. It intends to retain any future earnings to finance the growth and development of its business, and therefore it does not anticipate paying any cash dividends on the common stock in the future. The board of directors will determine any future payment of cash dividends depending on the financial condition, results of operations, capital requirements, general business condition and other relevant factors. If the company issues preferred shares, although not currently anticipated, no dividends may be paid on the outstanding common stock until all dividends then due on the outstanding preferred stock will have been paid.

Transfer Agent and Registrar

AeroGrow has appointed Corporate Stock Transfer, Denver, Colorado, as its registrar and transfer agent and registrar of its common stock. The mailing address of Corporate Stock Transfer is 3200 Cherry Creek South Drive, Denver, Colorado 80209-3246.

Limitation of Director Liability; Indemnification

Under Nevada law and the AeroGrow’s bylaws, AeroGrow is required to indemnify its officers, directors, employees and agents in certain situations. In some instances, a court must approve indemnification. As permitted by Nevada statutes, the articles of incorporation eliminate in certain circumstances the monetary liability of its directors for a breach of their fiduciary duties. These provisions do not eliminate a director’s liability for:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest,

•	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful,

•	a transaction from which the director derived an improper personal profit, and

•	willful misconduct.

As to indemnification for liabilities arising under the Securities Act for directors, officers or persons controlling the company, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following transactions were or will be entered into with our executive officers, directors and 5% or greater shareholders. These transactions may or will continue in effect and may result in conflicts of interest between us and these individuals. Although our executive officers and directors have fiduciary duties to us and our shareholders, we cannot assure that these conflicts of interest will always be resolved in our favor or in the favor of our shareholders.

Stock Grants

AeroGrow granted to our founder, W. Michael Bissonnette, 10,000 shares of common stock from December 2002 through September 30, 2005, with a weighted value of $3.87 per share or $38,700 in the aggregate, as partial payment for services provided since inception. In December 2002, Mr. Bissonnette purchased 50,000 shares of our common stock for $0.50 per share, or $25,000 in the aggregate, in one of our private offerings. We granted Mr. Bissonnette 2,000 shares for serving as our chairman of the board during 2005 under our 2005 plan on December 31, 2005.

AeroGrow granted to its former chief financial officer and secretary, Jerry Gutterman, 11,425 shares of our stock from December 2002 through September 30, 2005, with a weighted value of $2.69 per share, or $30,725 in the aggregate, as partial payment for services provided since inception. AeroGrow granted Mr. Gutterman 25,110 shares under our 2005 plan on December 31, 2005.

AeroGrow granted to the current chief financial officer, Mitchell Rubin, 1,366 stock options at an exercise price of $0.50 per share under the 2003 and 2,402 stock options at an exercise price of $0.50 per shares under the 2005 Plan.

Richard Kranitz, one of our directors, is a member of the law firm of Kranitz and Philipp which provides legal services to AeroGrow. In 2004 Kranitz and Philipp was paid $24,000 and received 100,000 shares of stock and in 2003 the firm was paid $25,000 for legal services performed on our behalf. From January 1 through July 31, 2005, Kranitz and Philipp has been paid $14,000 for legal services performed. In the future, Kranitz and Philipp may perform additional legal services on our behalf on an as-needed basis at hourly rates based on the type of legal services provided.

AeroGrow granted to our chief marketing officer, Randy Seffren, 45,800 shares of our common stock in 2004 and 2005 with a value of $5.00 per share, or $229,000 in the aggregate, as partial payment for services provided since inception. AeroGrow granted Mr. Seffren 28,520 shares under our 2005 plan on December 31, 2005.

Wayne Harding, one of our directors, provided consulting services for AeroGrow from December 2003 through March 2004. He received stock options for 3,910 shares of common stock with an exercise price of $2.50 per share.

Mentor Capital

Mentor Capital Consultants, Inc. was formerly our parent corporation. Mr. Bissonnette is the principal shareholder and chief executive officer of Mentor Capital. Mr. Gutterman is the chief financial officer, secretary and a director of Mentor Capital. Mr. Kranitz is a director of Mentor Capital.

On October 15, 2002, Mr. Bissonnette exchanged 1 million shares of Mentor Capital’s common stock for 3 million common shares of our common stock, not taking into account the one-for-five reverse stock split to shareholders of record on May 31, 2005. We valued this transaction as $300,000 of compensation expense to Mr. Bissonnette to account for the fair value of Company stock he received in the exchange transactions. The $300,000 was treated as a compensation expense.

On December 31, 2004, Mentor Capital made a pro rata liquidating distribution to its shareholders of all 6,000,000 shares of our common stock held by it. These shares were issued with the restriction with AeroGrow that 25% may be sold beginning six months after a public offering, 25% may be sold beginning one year after a public offering, 25% may be sold beginning 18 months after a public offering and the remaining 25% may be sold beginning 24 months after a public offering. In addition, these shareholders will be required to execute prior to closing of this offering, pursuant to the requirements of the underwriters, a lock-up agreement which will restrict their sale for one year following this offering.

From inception until May 31, 2005, we leased from Mentor Capital our furniture, computers and other office equipment for a rental payment of $2,500 per month. For each of the years ended December 31, 2004 and 2003, we paid $30,000 to rent the equipment. This lease was terminated as of May 31, 2005. From January through April 2005 we made interest-free unsecured loans totaling $41,000 to Mentor Capital to allow Mentor Capital to redeem some of its stock from a shareholder who is not affiliated with AeroGrow. The lease payments for the furniture of $2,500 per month were being used to offset a portion of this loan. We acquired the fixed assets under the furniture lease in full payment of the loan on May 31, 2005.

Mentor Capital entered into a research and development contract in 2002 with AgriHouse, Inc. which provided for development of a nutrient delivery system using proprietary aeroponic technology that could be used in a low cost consumer product. If a product was developed, Mentor Capital was granted the exclusive worldwide marketing rights for it, subject to the duty to pay a royalty to AgriHouse of 10% of the manufacturing cost of each unit. Mentor Capital assigned its rights under this contract to AeroGrow shortly after AeroGrow was formed and AeroGrow agreed to assume the royalty payment obligations. Subsequently, we developed a fractionator bar technology, applied for two patents and were granted one patent. We decided to abandon this technology and pursue other approaches to produce a low-cost consumer product. In May 2005 we entered into a new product research and development agreement with AgriHouse and Mentor Capital which superseded and terminated the 2002 agreement. We returned related ownership and manufacturing rights to AgriHouse, along with two related patents, drawings, molds and other materials. We also paid AgriHouse $25,000 in cash. The 2005 agreement provides for the collaboration of AeroGrow and AgriHouse on developing an aeroponic product using our fractionator bar technology.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Audited Financial Statements of AeroGrow for the years ended December 31, 2005 and 2004 and for the period from inception (March 25, 2002) to December 31, 2005.

(b)	Pro forma financial statements of business acquired.

Pro forma Financial Statements for AeroGrow giving effect the Merger, the Offering and the note conversions as of December 31, 2005 and for the year ended December 31, 2005.

(c)	Exhibits

3.1	Amended and Restated Articles of Incorporation of the Registrant*

3.2	Certificate of Amendment to Articles of Incorporation, dated February 24, 2006 (Change of Name)*

3.3	Amended Bylaws of the Registrant*

4.1	Form of Certificate of Common Stock of Registrant*

4.2	Form of 2005 Warrant*

4.3	Form of 2006 Warrant*

4.4	Form of 10% Convertible Note*

4.5	Form of $10.00 Redeemable Warrant*

4.6	Form of $15.00 Redeemable Warrant*

4.7	Form of Conversion Warrant*

4.8	Form of 2005 Placement Agent Warrant *

4.9	Form of 2006 Placement Agent Warrant*

4.10	Form of $2.50 Warrant*

4.11	Form of $5.00 Warrant*

10.1	Lease Agreement between AeroGrow and United Professional Management, Inc. dated October 1, 2003, as amended by a Lease Amendment dated April 1, 2005, and a Lease Amendment dated October 7, 2003*

10.2	Amended 2003 Stock Option Plan*

10.3	Form of Stock Option Agreement relating to the 2003 Stock Option Plan*

10.4	2005 Equity Compensation Plan*

10.5	Form of Stock Option Agreement relating to the 2005 Equity Compensation Plan*

10.6	Form of Restricted Stock Grant Agreement relating to the 2005 Equity Compensation Plan*

10.7	Form of Lock-up Agreement for certain investors*

10.8	Placement Agent Agreement between Keating Securities and AeroGrow dated May 27, 2005 with respect to the Convertible Note offering*

10.9	Placement Agent Agreement between Keating Securities and AeroGrow dated February 6, 2006 with respect to the Offering*

10.10	Business Lease dated December 8, 2004, between AeroGrow and Investors Independent Trust Company*

10.11	Consulting Arrangement between Randy Seffren and AeroGrow dated October 13, 2004*

10.12	Contract between AeroGrow and Innotrac Corporation dated October 7, 2005*

10.13	Letter of Agreement dated September 30, 2005, between AeroGrow and Kenneth Dubach*

10.14	Consulting Agreement between AeroGrow and Jerry Gutterman dated May 16, 2005*

10.15	Manufacturing Agreement among Mingkeda Industries Co., LTD., Source Plus, Inc. and AeroGrow dated September 30, 2005*

10.16	Form of Subscription Agreement relating to the issuance of our convertible notes and redeemable 2005 warrants*

10.17	Form of Assignment of Application Agreement between AeroGrow and our executives, employees and consultants*

10.18	Form of Non-disclosure Agreement between AeroGrow and our executives, employees and consultants*

10.19	Form of Statement of Confidentiality, Non-Disclosure and Non-Compete Agreement between AeroGrow and our employees, consultants and other third-party contractors*

10.20	Letter agreement dated July 15, 2005 between AeroGrow and Patrice Tanaka & Company*

10.21	Production Agreement dated October 3, 2005, between AeroGrow and Respond2, Inc.*

10.22	Form of Subscription Agreement relating to offering consummated February 24, 2006 for the sale of common stock and warrants*

10.23	Employment Agreement between AeroGrow and W. Michael Bissonnette*

10.24	Employment Agreement between AeroGrow and Mitchell Rubin*

__________________________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AeroGrow International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

Date: March 2, 2006	By:	/s/ W. Michael Bissonnette
W. Michael Bissonnette, CEO

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Aero Grow International, Inc.
Boulder, Colorado

We have audited the accompanying balances sheets of Aero Grow International, Inc. (a development stage enterprise, the "Company") as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the two years then ended and for the cumulative period from March 25, 2002 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aero Grow International, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the two years then ended, and for the cumulative period March 25, 2002 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
January 18, 2006

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS

	December 31,
	2005	2004

ASSETS

Current assets
Cash	$949,126	$1,916,842
Subscriptions receivable	840,000	41,000
Inventory	19,480	–
Prepaid expenses and other	79,720	5,423
Total current assets	1,888,326	1,963,265

Property and equipment
Property and equipment	482,043	38,561
Less accumulated depreciation	(61,599)	(7,840)
Property and equipment, net	420,444	30,721

Debt issuance costs, net of $209,737 accumulated amortization	209,737	–
Intangible assets	20,407	–
Deposits	4,684	4,484

Total assets	$2,543,598	$1,998,470

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$196,840	$46,969
Accrued expenses	56,900	27,745
Convertible debentures, net of discounts of $904,740	2,095,260	–
Mandatorily redeemable common stock	310,000	–
Accrued compensation	–	11,833
Total current liabilities	2,659,000	86,547

Stockholders' equity (deficit)
Preferred stock, $.001 par value, 20,000,000 shares authorized,
none issued or outstanding	–	–
Common stock, $.001 par value, 75,000,000 shares authorized,
5,578,740 and 4,882,908 shares issued and
outstanding at December 31, 2005 and
December 31, 2004, respectively	5,579	4,883
Additional paid-in capital	11,741,388	5,761,832
(Deficit) accumulated during the development stage	(11,862,369)	(3,854,792)

Total stockholders' equity (deficit)	(115,402)	1,911,923

Total liabilities and stockholders' equity (deficit)	$2,543,598	$1,998,470

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS

	Cumulative Period from
	March 25 2002 (Inception) to	Year Ended December 31,
	December 31, 2005	2005	2004

Revenue
Product sales	$–	$–	$–

Operating expenses
Cost of sales	–	–	–
Research and development	1,271,691	577,302	333,253
Professional consulting fees	2,721,308	1,594,102	676,906
Salaries and wages	2,200,386	1,314,009	783,263
Other general and administrative	4,864,775	3,422,309	603,186
Total operating expenses	11,058,160	6,907,722	2,396,608

Income (loss) from operations	(11,058,160)	(6,907,722)	(2,396,608)

Other income (expense), net
Interest income (expense), net	(804,209)	(809,855)	7,564
Total other income (expense), net	(804,209)	(809,855)	7,564

Net income (loss)	$(11,862,369)	$(7,717,577)	$(2,389,044)

Net income (loss) per share, basic and diluted		$(1.55)	$(0.56)

Weighted average number of common shares
outstanding, basic and diluted		4,971,857	4,252,626

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
Period from March 25, 2002 (Inception) to December 31, 2005

				Accumulated
				(Deficit)
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Issuance of common stock in July 2002 to parent company	1,200,000	$1,200	$4,800	$-	$6,000

Exchange of common stock in parent company by president for common stock (restated)	600,000	600	299,400	-	300,000

Issuance of common stock for cash during private placement from December 7, 2002 to December 27, 2002 at $0.50 per share	380,000	380	189,620	-	190,000

Issuance of common stock for services provided at $1.20 per share	27,000	27	32,373	-	32,400

Issuance of common stock to Board of Directors at $1.20 per share	3,000	3	3,597	-	3,600

Net (loss) for the period from July 2, 2002 (inception) to December 31, 2002	-	-	-	(596,213)	(596,213)

Balances, December 31, 2002	2,210,000	2,210	529,790	(596,213)	(64,213)

Issuance of common stock for cash during private placement from January 1 to February 14, 2003 at $0.50 per share	90,000	90	44,910	-	45,000

Issuance of common stock for cash during private placement from March 1 to August 31, 2003 at $1.25 per share	880,800	881	1,100,119	-	1,101,000

Issuance of common stock for cash during private placement from September 30 to December 31, 2003 at $1.665 per share	175,763	176	292,568	-	292,744

Issuance of additional shares of common stock to private placement investors	93,888	94	(94)	-	-

Issuance of common stock for services provided (4,000 shares at $1.20 per share and 36,999 shares at $1.25 per share)	40,999	41	51,007	-	51,048

Exercise of common stock warrants at $1.25 per share	120,000	120	149,880	-	150,000

Issuance of stock options to non-employees for services provided from January 1, 2003 to December 31, 2003	-	-	73,151	-	73,151

Issuance of common stock to Board of Directors at $1.25 per share	6,000	6	7,494	-	7,500

Issuance of common stock to Advisory Board at $1.25 per share	130,120	130	162,520	-	162,650

Net (loss)	-	-	-	(1,159,535)	(1,159,535)

Balances, December 31, 2003	3,747,570	3,748	2,411,345	(1,755,748)	659,345

Issuance of common stock for cash from January 1 to January 30, 2004 at $1.25 per share	40,000	40	49,960	-	50,000

Issuance of common stock for cash during private placement from February 1 to June 30, 2004 at $1.665 per share	360,458	360	600,140	-	600,500

Issuance of common stock for cash during public offering from July 30 to December 31, 2004 at $5.00 per share, net of $185,240 in offering costs	498,596	498	2,307,239	-	2,307,737

Issuance of additional shares of common stock to private placement investors	27,700	28	(28)	-	-

Issuance of additional shares of common stock to public offering investors	45,633	46	(46)	-	-

Issuance of common stock for services provided (4,000 shares at $0.05 per share; 5,000 shares at $1.25 per share; 38,332 shares at $1.65 per share and 97,550 shares at $5.00 per share)	144,882	145	557,301	-	557,446

Exercise of common stock warrants at $1.25 per share	12,000	12	14,988	-	15,000

Issuance of stock options to non-employees for services provided from January 1, 2004 to December 31, 2004	-	-	80,939	-	80,939

Issuance of common stock to Board of Directors at $5.00 per share	6,000	6	29,994	-	30,000

Net (loss)	-	-	-	(2,389,044)	(2,389,044)

Effects of 1 for 5 reverse stock split	69	-	-	-	-

Balances, December 31, 2004	4,882,908	4,883	6,051,832	(4,144,792)	1,911,923

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
Period from March 25, 2002 (Inception) to December 31, 2005

				Accumulated
				(Deficit)
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Exercise of common stock warrants from August to December 31,
2005 at $1.25 per share	38,000	38	47,462	–	47,500

Exercise of common stock warrants from June to December 31,
2005 at $2.50 per share	390,000	390	974,610	–	975,000

Exercise of common stock warrants at December 31, 2005 at
$5.00 per share	5,000	5	24,995		25,000

Issuance of common stock for cash in August at $5.00 per share	1,600	2	7,998	–	8,000

Issuance of common stock for services provided, rent and
equipment purchases from January to December 31,
2005 at $5.00 per share	261,232	261	1,305,875	–	1,306,136

Issuance of stock options to non-employees for services
provided	–	–	72,936	–	72,936

Issuance of warrants to debt holders of convertible debentures	–	–	1,059,480	–	1,059,480

Intrinsic value of convertible debentures, beneficial conversion
feature	–	–	750,000	–	750,000

Effects of variable accounting on the modification of terms
of outstanding warrants	–	–	1,446,200	–	1,446,200

Net (loss)	–	–	–	(7,717,577)	(7,717,577)

Balances, December 31, 2005	5,578,740	$5,579	$11,741,388	$(11,862,369)	$(115,402)

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS

	Cumulative Period from March 25, 2002 (Inception) to December 31, 2005	Year Ended December 31,
		2005	2004

Cash flows from operating activities:

Net (loss)	$(11,862,369)	$(7,717,577)	$(2,389,044)

Adjustments to reconcile net (loss) to cash provided (used) by operations:
Issuance of common stock and options for services	2,347,806	1,349,072	668,385
Depreciation expense	61,599	53,759	5,920
Amortization of debt issuance costs	209,737	209,737	-
Amortization of convertible debentures, beneficial conversion feature	375,000	375,000	-
Interest expense associated with warrants issued with convertible debentures	529,740	529,740	-
Issuance of common stock as compensation expense	300,000	-	-
Effects of variable accounting for modification of warrant terms	1,446,200	1,446,200	-
Change in assets and liabilities:
(Increase) in inventory	(19,480)	(19,480)	-
(Increase) in other current assets	(919,699)	(873,297)	(3,323)
(Increase) in deposits	(4,684)	(200)	(2,484)
Increase in accounts payable	196,819	149,871	39,480
Increase in accrued expenses and manditorily redeemable stock	366,900	339,155	18,469
(Decrease) in accrued compensation	-	(11,833)	(25,770)

Net cash (used) by operating activities	(6,972,431)	(4,169,853)	(1,688,367)

Cash flows from investing activities:
Purchases of equipment	(452,043)	(413,482)	(11,556)
Patent expenses	(20,407)	(20,407)	-

Net cash (used) by investing activiites	(472,450)	(433,889)	(11,556)

Cash flows from financing activities:
(Decrease) in due to parent company	-	-	(17,884)
Proceeds from issuance of common stock	5,807,481	1,055,500	3,002,237
Proceeds from issuance of convertible debentures	3,000,000	3,000,000	-
Issuance costs associated with debentures	(419,474)	(419,474)	-
Proceeds from initial investment by parent company	6,000	-	-

Net cash provided by financing activities	8,394,007	3,636,026	2,984,353

Net increase (decrease) in cash	949,126	(967,716)	1,284,430

Cash, beginning of period	-	1,916,842	632,412

Cash, end of period	$949,126	$949,126	$1,916,842
Supplemental disclosure of non-cash investing and financing activities:
Interest paid	$113,729	$111,487	$324
Issuance of mandatorily redeemable common stock for tooling	$310,000	$-	$-
Issuance of common stock for equipment purchases	$30,000	$30,000	$-

See accompanying summary of accounting policies and notes to financial statements.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 1 – Description of the Business and Summary of Significant Accounting Policies

Description of the Business

Aero Grow International, Inc. ("the Company") was incorporated in the State of Nevada on March 25, 2002. The Company was organized for the purpose of researching, developing, manufacturing, and marketing indoor, turnkey, "plug and grow" Aero Grow "Kitchen garden" systems designed and priced for the consumer market worldwide. The Company’s offices are in Boulder, Colorado.

From the period March 25, 2002 (Inception) to December 31, 2005, the Company has raised $4,967,481, from shares sold through private placements, a Colorado public offering and, $3,000,000, through a private convertible debenture offering from June 6, 2005 thru December 31, 2005. However, the Company has experienced significant operating losses since inception and has an accumulated deficit of $11,862,369 as of December 31, 2005.

As noted in the subsequent events footnote 10, the Company has entered into a merger agreement for a reverse merger and is scheduled to close the merger by the end of February 2005. Concurrently, the Company is scheduled to close its private placement offering and has currently raised approximately $9.0 million. The Company believes these actions, if successful, will enable it to generate revenues to the level necessary to create positive cash flow from operations.

Additionally, the Company has signed a manufacturing agreement with a Chinese contract manufacturer with the intention of launching its product for sale during the first half of 2006.

Significant Accounting Policies

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income (Loss) per Share of Common Stock
The Company computes net income (loss) per share of common stock in accordance with SFAS No. 128, “Earnings per Share,” and Securities and Exchange Commission Staff Accounting Bulletin No. 98 (“SAB 98”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common stock shareholders divided by the weighted average shares of common stock outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common stock (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented. Potential shares of common stock that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Reclassifications & Restatement
Certain prior year amounts have been reclassified to conform to current year presentation.

The accompanying balance sheet and statement of changes in stockholders’ equity (deficit) has been restated from previously issued financial statements. For the period ended December 31, 2002, the Company has recorded $300,000 in compensation expense to properly reflect the fair value of the exchange of an officer’s holdings of one million shares of common stock in Mentor Capital Consultants, Inc. (the then parent company) for three million shares of common stock of the Company. The transaction was initially recorded as a reciprocal stockholding in its former parent of $10,000, and subsequent $10,000 impairment. The effects of the restatement include the retained (deficit) being increased by $290,000 for each of the periods ended December 31, 2004 and 2003, and the statement of changes in stockholders’ equity reflecting an increase to additional paid in capital of $300,000, effective in fiscal year 2002.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Significant Accounting Policies (continued)

Cash and cash equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Concentration of Credit Risk and Financial Instruments
Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash. The amount on deposit with a financial institution exceeded the $100,000 federally insured limit as of December 31, 2005 and 2004. However, management believes that the financial institution is financially sound and the risk of loss is minimal.

Financial instruments consist of cash and cash equivalents, subscriptions receivable and accounts payable. The carrying values of all financial instruments approximate their fair value. The carrying value of the convertible debentures approximate their fair value based on the current interest rate of 5%.

Property and equipment
Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed using the straight-line method over the estimated lives of the respective assets. Office equipment and computer hardware are depreciated over five years. The Company has purchased and built its own manufacturing equipment and tools. The equipment is being amortized over a period of seven years commencing July 1, 2003. Direct internal labor incurred in the manufacturing of the equipment totaled $12,714 as of December 31, 2005, and $6,240 as of December 31, 2004, and has been capitalized. The Company does not capitalize any overhead or other administrative costs in conjunction with the manufacturing of equipment.

Property and equipment consist of the following as of:

	December 31,
	2005	2004
Manufacturing equipment and tooling	$402,639	$11,772
Computer hardware	40,973	17,575
Office equipment	38,431	9,214
	482,043	38,561
Less: accumulated depreciation	(61,599)	(7,840)
Property and equipment, net	$420,444	$30,721

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Significant Accounting Policies (continued)

Research and Development
The costs incurred to develop products to be sold or otherwise marketed are currently charged to expense. When a product is ready for general release, its capitalized costs will be amortized using the straight-line method of amortization over a reasonable period. During the years ended December 31, 2005 and 2004, no research and development costs have been capitalized.

Inventory
Inventories consist of finished goods purchased from third-party manufacturers and is valued at the lower of average cost or market, average cost being determined using the first-in, first-out method of accounting.  At December 31, 2005, total inventory of $19,480 consisted of product purchased for re-sale in fiscal year 2006.

Stock Based Compensation
The Company accounts for its stock-based compensation using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB No. 25"), and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-based Compensation, (“SFAS No. 123”), as amended by SFAS No. 148, Accounting for Stock-based Compensation-Transition and Disclosure. Under APB 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost has been recognized for these options. As of December 31, 2005, and since inception, 90,613 options have been issued to employees or directors of the Company and 609 options have expired.

The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions, as prescribed by SFAS 123, to stock-based compensation for all awards.

	Year Ended December 31
	2005	2004

Net loss, as reported	$(7,717,577)	$(2,389,044)
Net income (loss) per share, basic and diluted, as reported	$(1.55)	$(0.56)
Deduct: Stock-based compensation expense, as determined under fair-value based method for all awards	(225,127)	(96,294)
Pro forma net loss	$(7,942,704)	$(2,485,338)
Pro forma net income (loss) per share, basic and diluted	$(1.60)	$(0.58)

For purposes of calculating fair value under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield, expected volatility rate of 129.67%; risk free interest rate of 5%; and average lives of 5 years.

Income taxes
The Company accounts for deferred income taxes in accordance with the liability method as required by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at the end of each period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Any liability for actual taxes to taxing authorities is recorded as income tax liability.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Significant Accounting Policies (continued)

Comprehensive Income
Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of comprehensive income for the years ended December 31, 2005 and December 31, 2004.

Segments Of An Enterprise And Related Information
Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. At present, the Company only operates in one segment.

Debt Issuance Costs
Debt issuance costs consist of consideration paid to third parties with respect to debt financing transactions, including cash payments for legal fees and placement agent fees. Such costs are being deferred and amortized over the term of the related debt which is one year. As of December 31, 2005, a six month term remains to be amortized.

Intangible Assets
Intangible assets, to date, have consisted of the direct costs incurred for application fees and legal expenses associated with patents and trademarks on the Company's products.  The Company periodically reviews the recoverability from future operations using undiscounted cash flows.  To the extent carrying values exceed fair values, an impairment loss will be evaluated for possible recording.  The Company will amortize its patent costs over 17 years.

Intangible assets consist of the following as of December 31, 2005:

Patent applications	$15,503
Trademark applications	4,904
Total intangible assets	$20,407

Beneficial Conversion Feature of Debentures
In accordance with Emerging Issues Task Force No. 98-5 (“EITF 98-5”), Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the Company recognizes the advantageous value of conversion rights attached to convertible debt. Such rights gives the debt holder the ability to convert debt into shares of common stock at a price per share that is less than the fair market value of the common stock on the day the loan is made to the Company. The beneficial value is calculated as the intrinsic value (the fair market value of the stock at the commitment date in excess of the conversion rate) of the beneficial conversion feature of the debentures and the related accrued interest and is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is subsequently amortized to interest expense over the remaining outstanding period of the related debt using the interest method.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Significant Accounting Policies (continued)

New Accounting Pronouncements
In December 2004, the FASB issued a revision to FASB Statement 123, “Accounting for Stock Based Compensation”. This Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to employees”, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees, or in Connection with Selling Goods or Services." This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employees' Accounting for Employee Stock Ownership Plans”.

A public entity will initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of that award will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period.

The grant-date fair value of employee share options and similar instruments will be estimated using the option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).

Excess tax benefits, as defined by this Statement, will be recognized as an addition to paid-in-capital. Cash retained as a result of those excess tax benefits will be presented in the statement of cash flows as financing cash inflows. The write-off of deferred tax assets relating to unrealized tax benefits associated with recognized compensation cost will be recognized as income tax expense unless there are excess tax benefits from previous awards remaining in paid-in capital to which it can be offset.

The notes to the financial statements will disclose information to assist users of financial information to understand the nature of share-based payment transactions and the effects of those transactions on the financial statements.

The effective date for public entities that do not file as small business issuers will be as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers and nonpublic entities the effective date will be as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Management expects that the effect of this pronouncement could have a material impact upon its future financial statements and intends to comply with this Statement at the scheduled effective date.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB No. 20, and FAS No. 3.” SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. SFAS No. 154 also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by SFAS No. 154. SFAS No. 154 is required to be adopted in fiscal years beginning after December 15, 2005. The Company does not believe adoption of SFAS No. 154 will have a material impact on its financial position, results of operations or cash flows.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 2 – Income Taxes

The Company did not record any provision for federal and state income taxes for the years ended December 31, 2005, and December 31, 2004. Variations from the federal statutory rate are as follows:

	Cumulative period from
	March 25, 2002 (Inception) to	Years Ended December 31,
	December 31, 2005	2005	2004

Expected income tax benefit at the statutory rate of 34%	3,094,946	2,091,806	794,910
Net operating (loss) carryforward	(3,094,946)	(2,091,806)	(794,910)

Net tax expense	$–	$–	$–

Deferred income tax assets result from federal and state operating loss carryforwards in the amounts of $7,758,420, and $3,777,190 for the years ended December 31, 2005 and 2004, respectively. The loss carry forwards will begin to expire in 2022. At December 31, 2005 and 2004, the Company has research and development tax credit carryforwards of $118,285 and $83,942, respectively, which begin to expire in 2022.

Net deferred tax assets consist of the following as of:

	December 31,
	2005	2004

Tax effect of net operating loss carryforwards	$2,997,078	$1,459,129
Tax effect of non-employee stock based compensation	–	385,811
Tax effect of other temporary differences	(20,417)	(7,196)
Research and development tax credit	118,285	83,942
Less valuation allowance	(3,094,946)	(1,921,686)

Net deferred tax assets	$–	$–

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or the entire deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary. In accordance with Sections 382 and 383 of the Internal Revenue Code, a change in ownership of greater than 50% of a corporation within a three-year period will place an annual limitation on our ability to utilize our existing tax loss and tax credit carryforwards.

Note 3 – Stock Options

In 2003, the Company's Board of Directors approved a Stock Option Plan (the Plan) pursuant to which nonqualified stock options are reserved for issuance to eligible employees, consultants and directors of the Company. The Plan is administered by the Board of Directors, which has the authority to select the individual’s to whom awards are to be granted, the number of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award. The Company has granted nonqualified stock options to purchase shares of common stock to certain employees at exercise prices ranging from $.05 to $5.00 per share. In August 2005, the Plan was merged into the 2005 Equity Compensation Plan and it no longer separately exists. However, options issued and outstanding under this Plan continue to be governed by their grant agreements but are administered under the 2005 Equity Compensation Plan.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 3 – Stock Options (continued)

In August 2005, the Company’s Board of Directors approved the 2005 Equity Compensation Plan (the 2005 Plan) pursuant to which both qualified and nonqualified stock options as well as restricted shares of common stock are reserved for issuance to eligible employees, consultants and directors of the Company.  The 2005 Plan is administered by the Company’s compensation committee which has the authority to select the individual’s to whom awards are to be granted, the number of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award. The Company has granted qualified stock options to purchase shares of common stock to certain employees at exercise prices ranging from $2.50 to $5.00 per share.

The Company has adopted the disclosure only provisions of Statement of Financial accounting Standards No. 123 "Accounting for Stock-Based compensation" ("SFAS No. 123"). Accordingly, the Company continues to account for options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB No. 25").

A summary of activity in the Plan is as follows:

	Cumulative Period from
	March 25, 2002 (Inception) to		Year Ended		Year Ended
	December 31, 2005		December 31, 2005		December 31, 2004
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at the beginning of the period	–	$–	38,994	$2.85	4,737	$2.00
Granted during the period	90,613	4.00	51,625	4.88	34,257	2.95
Cancelled during the period	(609)	(0.05)	(615)	(0.05)	–	–
Exercised during the period	–	–	–	–	–	–
Outstanding at the end of the period	90,004	$4.03	90,004	$4.03	38,994	$2.85

Exercisable at end of period	90,004	$4.03	90,004	$4.03	38,994	$2.85

As of December 31, 2005, outstanding options had weighted average contractual lives remaining of approximately four years with an exercise price of $4.03 per share. Of those options outstanding at December 31, 2005, all are fully vested. As of December 31, 2004, outstanding options have weighted average contractual lives remaining of approximately four and one half years with an exercise price of $2.85 per share.

In addition to stock options granted to employees, the Company granted options to purchase shares of common stock to certain consultants in exchange for services provided. The compensation cost of these options, measured by the fair value of the options provided in lieu of cash, has been included in general and administrative expense. The assumptions utilized to value employee options in accordance with the disclosure requirements of SFAS No. 123 were also used to value the options issued to the consultants. For the years ended December 31, 2005, and December 31, 2004, the Company has recognized consulting expense related to the non-employee options of $72,936 and $80,939, respectively.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 3 – Stock Options (continued)

Following is a reconciliation of transactions during the period for options granted to consultants:

	Cumulative Period from
	March 25, 2002 (Inception) to		Year Ended		Year Ended
	December 31, 2005		December 31, 2005		December 31, 2004
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at the beginning of the period	–	$–	145,335	$1.10	101,825	$1.00
Granted during the period	160,769	1.19	15,445	2.00	43,510	1.45
Cancelled during the period	(17,603)	(0.64)	(17,614)	(0.64)	–	–
Exercised during the period	–	–	–	–	–	–
Outstanding at the end of the period	143,166	$1.27	143,166	$1.27	145,335	$1.10

Exercisable at end of period	143,166	$1.27	143,166	$1.27	145,335	$1.10

As of December 31, 2005, outstanding options had weighted average contractual lives remaining of approximately four years with an exercise price of $1.27 per share. Of those options outstanding at December 31, 2005, all are fully vested. As of December 31, 2004, outstanding non-employee options have a weighted average contractual life remaining of approximately four and one half years with an average exercise price of $1.10 per share. Of those options outstanding at December 31, 2004, all are fully vested.

Note 4 – Related Party Transactions

During the years ended December 31, 2005 and December 31, 2004, the Company retained one member of their board as a consultant who was granted shares of common stock and fees for services provided totaling $286,167 and $46,723, respectively. During the years ended December 31, 2005 and December 31, 2004, the Company paid legal fees to a director in the amount of $37,438 and $24,000, respectively, and issued shares of common stock for services provided valued at $10,000 and $83,250, respectively. The Company also issued shares of common stock to its Board of Directors for services provided valued at $30,000 for both of the years ended December 31, 2005 and December 31, 2004.

The Company leased their office space during the year ended December 31, 2005 from a landlord who is a minority shareholder. The Company paid rent to the shareholder in the amount of $30,408 and issued shares of common stock for rent provided valued at $76,036. Thru July 2005, the Company leased certain laboratory space from an employee. Rent expense paid to the employee totaled $7,574 and $5,200 for the years ended December 31, 2005 and 2004, respectively.

The Company was renting office furniture, office equipment, and computers from its former parent, Mentor Capital Consultants, Inc., at the rate of $2,500 per month. For the year ended December 31, 2004, the Company paid $30,000 to rent the equipment. For the first five months of 2005, the Company continued to rent equipment from its parent for a total of $12,500. On May 31, 2005, the Company acquired these fixed assets for their net book value of $33,901.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
Note 4 – Related Party Transactions (continued)

On October 15, 2002, Mentor Capital Consultants, Inc.'s principal shareholder and chief executive officer exchanged one million (1,000,000), of his outstanding shares in Mentor Capital for three million (3,000,000) shares of common stock of the Company. As a result of this transaction, the Company has restated it’s previously issued 2002 financial statements by recording $300,000, in compensation expense.

Note 5 – Operating Leases

The Company leases certain facilities and office space under a non-cancelable operating lease agreement. Rent expense for the years ended December 31, 2005, and December 31, 2004, was approximately $106,444 and $91,741, respectively. This includes the fair value of 15,208 shares and 15,531 shares of common stock granted to the landlord for the years ended December 31, 2005 and December 31, 2004, respectively.

One of the Company’s operating leases ended on December 31, 2005. The Company is currently in negotiations for a new operating lease and is on a month-to-month basis at $1,000 per month. In addition, the Company is on a month-to-month basis with the same landlord for additional space beginning in November at the rate of $700 per month.

The Company leased certain laboratory space under a month-to-month lease beginning November 2005 at the rate of $600 per month.

The Company leased certain production space under a month-to-month lease beginning in August 2005, at the rate of $1,315 per month.

Note 6 – Shareholders' Equity

During the period from December 1, 2002 to December 31, 2002, the Company issued a private placement memorandum for the purpose of raising capital for administrative costs, research and development, and for the establishment of a cash reserve. Pursuant to the private placement, the Company sold 380,000 shares of its common stock at $0.50 per share.

The Company issued 3,000 shares of common stock, and 27,000 shares of common stock valued at $1.20 per share to its Board of Directors and consultants for marketing, administrative, financial, and research and development services provided in the period from March 25, 2002 (Inception) to December 31, 2002, respectively. In conjunction with the private placement offering, certain investors who purchased a minimum of $25,000 of shares of common stock were provided warrants to purchase additional shares of common stock at $1.25 per share. As of December 31, 2002, a total of 140,000 warrants were issued and outstanding.

During the years ended December 31, 2004 and 2003, the Company continued its private placement offering initiated in 2002, and issued shares of common stock to new investors at $0.50 per share for 90,000 shares, and at $1.25 per share for 880,800 shares. On August 1, 2003, the Company initiated a new private placement offering, and issued shares of common stock to new investors at $1.665 per share for 175,763 shares. During the year ended December 31, 2004, an additional 360,458 shares were issued at $1.665 per share. In conjunction with the continuing and new private placement offerings, certain investors who purchased minimum amounts of shares of common stock were provided with additional bonus shares of common stock. If investors contributed a minimum of $15,000, to the Company, they were awarded 10% bonus common stock award. In total, 27,700 and 81,888 shares of common stock were issued as bonus shares for the years ended December 31, 2004 and December 31, 2003, respectively.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 6 – Shareholders' Equity (continued)

As of December 31, 2003, in conjunction with the private placement offerings, certain investors who purchased a minimum of $25,000, of shares of common stock were provided warrants to purchase additional shares of common stock. 20,000 warrants were issued at $1.25 per share, 324,098 warrants were issued at $2.50 per share and 30,000 warrants were issued at $5.00 per share. A total of 374,098 warrants have been issued in conjunction with the private placement offerings during 2003. A total of 12,000 warrants have been exercised at $1.25 per share, and a total of 120,000 warrants have been exercised at $1.25 per share as of December 31, 2004 and December 31, 2003, respectively. Certain investors who exercised minimum amounts of their warrants were provided with bonus shares of stock. If investors contributed a minimum of $25,000, to the Company, they were awarded a 10% bonus stock award. For the year ended December 31, 2003, 12,000 shares of common stock were issued as bonus shares.

The Company also issued shares of common stock to its Board of Directors for services provided valued at $30,000 and $7,500 for the years ended December 31, 2004, and December 31, 2003, respectively.

As of December 31, 2004, in conjunction with the private placement offerings, certain investors who purchased a minimum of $25,000, of shares of common stock were provided warrants to purchase additional shares of common stock. One hundred sixty-two thousand (162,000) warrants were issued at $2.50 per share. Twenty-eight thousand (28,000) warrants have expired and a total of 516,098 remain outstanding. The warrants are exercisable over a period not to exceed two years commencing immediately at the time of issuance.

During the year ended December 31, 2004, the Company issued a total of 144,882 shares of common stock to landlords and consultants. Four thousand (4,000) shares were issued at $0.05, 5,000 shares at $1.25, 38,332 shares at $1.665, and 97,550 shares at $5.00 for legal, information technology, marketing, administrative, and research and development services provided. During the year ended December 31, 2003, the Company issued a total of 40,999 shares of common stock to landlords and consultants. Four thousand (4,000) shares were issued at $1.20 and 36,999 shares at $1.25 per share to a landlord and consultants for marketing, administrative, financial, and research and development services provided. These shares were priced based on the fair value at which shares were being issued, based on private placement offerings, at the time services were rendered.

On July 1, 2004, the Company was approved for an initial public offering in the State of Colorado, and issued shares of common stock to new investors at $5.00 per share for 498,596 shares. In conjunction with the Colorado public offering, certain investors who purchased minimum amounts of shares of common stock were provided with additional bonus shares of common stock. If investors contributed a minimum of $15,000, to the Company, they were awarded 10% bonus stock award. In total, 45,633 shares of common stock were issued as bonus shares for the year ended December 31, 2004. Also, in conjunction with the public offering, certain investors who purchased a minimum of $25,000 of shares of common stock were provided two warrants to purchase additional shares of common stock. One warrant is exercisable to purchase a share of common stock at the price of $10.00 per share and the other warrant is exercisable at $15.00 per share. In total, 390,880 warrants were issued at the exercise price of $10.00, and the same total was issued at the exercise price of $15.00 in conjunction with the public offering for year ended December 31, 2004. None of the warrants were exercised during 2005 and 2004.

As of December 31, 2004, the Company has recorded subscriptions receivable of $41,000, for shares sold. This amount was subsequently collected in cash.

On January 31, 2005, the State of Nevada approved the Board of Director's amendment to the articles of incorporation which increased the authorized shares of the Company's common stock from 40,000,000 shares to 75,000,000 shares. On May 31, 2005, the Company's Board of Directors approved a one-for-five reverse stock split of all outstanding shares. The historical share and per share amounts included in the accompanying financial statement have been retroactively adjusted to reflect the split.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 6 – Shareholders' Equity (continued)

On September 2, 2005, the Board approved the modification of 504,098 warrants whereby the expiration dates of the aforementioned warrants was extended from various dates throughout 2005, through and including December 31, 2005. The Company recorded the effects of the modification of these terms of the warrants in accordance with variable accounting. This modification resulted in additional expense of $1,446,200 being recorded in the year ending December 31, 2005.

During the year ended December 31, 2005, 1,600 shares of common stock were sold at $5.00 per share to an employee per an employment agreement. In addition, 38,000 warrants were exercised at $1.25 per share and 64,000 warrants were exercised at $2.50 per share. As of December 31, 2005, the Company has recorded subscriptions receivable of $840,000 representing the exercises of 326,000 warrants at $2.50 per share and 5,000 warrants at $5.00 per share. This amount has subsequently been collected in cash in January 2006.

During 2005, the Company issued a total of 261,232 shares of common stock at a $5.00 per share to directors, vendors, landlords, consultants and employees for information technology, marketing, administrative, financial, manufacturing, engineering and research and development services provided. The fair value of these shares was determined based upon sales of other stock transactions in the private market just prior to the services being provided.

The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of preferred stock with $.001 par value. The preferred stock may be issued from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution. As of December 31, 2005 and 2004, no shares of preferred stock have been issued.

Note 7 – Exchange Options

On April 12, 2003, the Board of Directors of Aero Grow offered the option to each of the Advisory Board Members of the Company to exchange from 25,000 to 33,333 of each person's shares of Mentor Capital Consultants, Inc. for 15,000 to 20,000 shares of common stock (3 to 1 ratio) of Aero Grow International, Inc.  This option was offered to the Aero Grow Advisory Board Members as compensation for their first year of service on the Advisory Board, as well as acknowledgement for their consulting services for the Company.

As of August 1, 2003, all members of Aero Grow's Advisory Board had exercised their options exchanging 216,865 shares of Mentor Capital for 130,120 shares of common stock of Aero Grow. For the year ended December 31, 2003, the Company recognized $162,650, in compensation and consulting expense equal to the fair value of the shares received by the Advisory Board. The fair value of the shares was determined based on the sales price of other stock transactions in the private market just prior to the exchange.

Note 8 – Mandatorily Redeemable Common Stock

On September 30, 2005, the Company entered into a manufacturing agreement with Source Plus, Inc. (“Source Plus”) and Mingkeda Industries Co. Ltd. (“Mingkeda”). Source Plus advanced monies to Mingkeda for tooling and molds to build the Company’s products. To reimburse Source Plus for its advances to Mingkeda, the Company issued 62,000 shares of common stock to Source Plus in October 2005 with an estimated market value of $5.00 per share. The Company recorded a $310,000 asset for tooling which is being depreciated over a period of three years to reflect the estimated useful life of the tooling. If an offering or other transaction to enable Source Plus an ability to register their issued shares is not completed on or before June 1, 2006, Source Plus may require the Company to repay $310,000 in exchange for its return of the shares of common stock. In accordance with SFAS No. 150, the Company has recorded the shares issued as a liability until such time as the registration contingency can be removed.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 8 – Mandatorily Redeemable Common Stock (continued)

The tooling is located in China and the Company holds title to the tooling equipment and is able to move the tooling to another manufacturer, if required, in future periods.

Further, in return for a future $0.50 per unit price concession from Mingkeda for products the Company will purchase, the Company issued 10,000 shares of common stock to Mingkeda in October 2005 with an estimated market value of $5.00 per share. The Company also agreed to pay to Source Plus a commission of 2% of the total purchases of the product with such payments to be made using the same terms as payments to Mingkeda.

Note 9 – Convertible Debentures

On May 27, 2005, the Company entered into an exclusive Placement Agreement with Keating Securities, LLC to raise up to $3,000,000, through a private placement offering consisting of up to 300 Units at an offering price of $10,000 per Unit. Each Unit is comprised of a 10% Unsecured Convertible Promissory Note in the principal amount of $10,000, and 2,000 five-year warrants, each warrant providing for the purchase of one share of the Company's common stock at the exercise price of $5.01 per share. The Unsecured Convertible Promissory Notes bear interest at the rate of 10% annually which is payable quarterly beginning September 30, 2005. The principal is due on June 30, 2006. During the fifteen days following the completion of an additional financing, each note holder has the opportunity to request full payment of the principal amount of the notes and interest instead of converting their convertible notes into shares of common stock and convertible warrants. As of December 31, 2005, the Company had received proceeds of $3,000,000 from this private placement less $419,471, in directly incurred debt issuance costs.

In conjunction with this $3,000,000 private placement, the Company recognized $750,000 of beneficial conversion costs, representing the value of the beneficial conversion rights of the Convertible Debentures, determined by calculating the difference of the fair market value of the stock at the commitment date, or $5.00 per share, less the conversion exercise price of $4.00 times the number of shares to be issued upon conversion or 750,000 shares. This value is recorded as a discount to the Convertible Debentures and an addition to additional paid in capital. This discount will be amortized over the term of the Convertible Debentures which are due, if not converted, by June 30, 2006.

Also in conjunction with this $3,000,000 private placement, the Company recognized $1,059,480 representing the fair value of the five year warrants issued with the Convertible Debentures. The value of these warrants was determined in accordance with the Black-Scholes pricing model utilizing a historic volatility factor of 129.67%, a risk free interest rate of 5.0% and an expected life for the warrants of five years, resulting in a value of $2.73 per warrant. This value was recorded as an additional discount to the Convertible Debentures and an addition to additional paid in capital. This discount will be amortized to interest expense over the term of the Convertible Debentures which are due if not converted by June 30, 2006.

The balance presented for the Convertible Debentures, net of discounts, as of December 31, 2005 is as follows:

Face amount of convertible promissory notes payable	$3,000,000

Discount as a result of Beneficial Conversion Feature, net of amortization of $375,000.	(375,000)
Discount as a result of fair value of warrants issued, net of amortization of $529,740.	(529,740)
Net balance – December 31, 2005	$2,095,260

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 10 - Events Subsequent to December 31, 2005 (unaudited)

The Company entered into a Letter of Intent on January 4, 2006, and a Merger Agreement on January 12, 2006, with Wentworth I, Inc., a Delaware corporation. Wentworth is a non-operating entity without significant assets. On January 12, 2006, Wentworth’s Board of Directors and its shareholders approved the Merger Agreement and the Company’s Board of Directors approved the Merger Agreement. Under the terms of the Merger Agreement and subject to certain adjustments, the Company will issue not more that 5% of its outstanding common stock on a fully diluted basis to the Wentworth stockholders.

As a condition of the closing of the Merger Agreement, the Company was required to complete a private placement offering of its common stock shares and common stock warrants with gross proceeds of not less that $5 million. The private placement offering will be for a minimum amount of $5 million and a maximum amount of $12 million. Under the terms of the Merger Agreement, the Company has agreed to pay a financial advisory fee of $350,000 to Wentworth’s financial advisor in the transaction if the gross proceeds from the offering exceed $10 million.

The closing of the Merger Agreement and the private placement offering occurred on February 24, 2006. AeroGrow received gross proceeds of $10,000,000 in the Offering. Pursuant to Subscription Agreements entered into with these Investors, AeroGrow sold 2,000,000 shares of its common stock and warrants to purchase 2,000,000 shares of its common stock. Each Unit in the Offering consisted of one share of common stock and a five-year warrant to purchase one share of common stock at an exercise price of $6.25 per share. The price per Unit in the Offering was $5.00. Immediately after the closing of the Offering, the Investors will own 2,000,000 shares of AeroGrow’s common stock representing 22.4% of the issued and outstanding common stock of AeroGrow immediately after the Merger, the Offering and the Note Conversion. AeroGrow is required to register the shares of its common stock issued in the Offering (as well as the shares of common stock underlying the Warrants) with the Securities and Exchange Commission (“SEC”) for resale by the Investors. After commissions, expenses and the reverse merger fee payable to Keating Securities, AeroGrow received net proceeds of $8,321,252 in the Offering. In the Merger each of the Wentworth’s 3,750,000 shares of outstanding common stock was converted into the right to receive 0.154703 shares of AeroGrow common stock resulting in the issuance of 580,136 shares of AeroGrow’s common stock to the Wentworth stockholders representing 6.5% of the issued and outstanding common stock of AeroGrow immediately after the Merger, the Offering and the Note Conversion.

In February 2006, the Company entered into agreements with the convertible debt holders (Note 9) whereby certain debt holders converted their outstanding debt obligations into common stock of the Company at a conversion price of $3.00 per share and certain other debt holders agreed to extend the maturity dates of their debt obligations from June 30, 2006 to December 31, 2006. The portion of debt converted immediately totaled $2,130,000 resulting in additional beneficial conversion expense of $710,000 to account for the additional intrinsic value attributed to the conversion price change to $3 per share from the originally issued $4 per share. Those debt holders who agreed to extend their debt obligations from June 30, 2005 to December 31, 2005 received a conversion price of $3.50 from the originally issued $4 conversion price, resulting in additional $120,000 discount to the currently outstanding debt obligations, which will be accreted to interest expense from February 2006 through December 31, 2006. Of the original amount of $3 million disclosed as outstanding in Note 9 as of December 31, 2005, $870,000 remains outstanding of which $30,000 is due on June 30, 2006 and $840,000 is due December 31, 2006.

The holders of securities issued in the private placement offering and the convertible debt offering have registration rights under the common stock for underlying common stock held by them which requires that registration shall be completed within 150 days of the closing of the private placement offering, with default penalty provision equal to 1% of the original gross proceeds received for each 30 day period past the 150 day period in which the registration of shares is delayed.

Aerogrow International, Inc.
Proforma Condensed Balance Sheet
December 31, 2005
(Unaudited)

				Adjustments		Proforma
	Wentworth I	Aerogrow	Total	DR (CR)		Total
ASSETS
Cash	$3,274	$949,126	$952,400	8,321,252	(d)	$9,273,652
Subscriptions receivable	-	840,000	840,000			840,000
Other current assets	-	99,200	99,200			99,200
Fixed assets, net	-	420,444	420,444			420,444
Debt issuance costs	-	209,737	209,737			209,737
Other assets	-	25,091	25,091			25,091

Total assets	$3,274	$2,543,598	$2,546,872			$10,868,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$50,300	$253,740	$304,040			$304,040
Accrued liabilities-related party	12,151	-	12,151			12,151
Mandatorily redeemable common stock		310,000	310,000			310,000
Convertible debentures, net of discounts		2,095,260	2,095,260	1,607,635	(e)	487,625
Total liabilities	62,451	2,659,000	2,721,451			1,113,816
				(580)	(a)
				38,000	(b)
				(2,000)	(c)
Common stock	38,000	5,579	43,579	(710)	(d)	8,869
Additional paid-in capital				580	(a)
				168,697	(b)
				(8,319,252)	(c)
	168,697	11,741,388	11,910,085	(2,959,290)	(d)	23,019,350

Treasury stock	(45,000)	-	(45,000)	(45,000)	(b)	-

				(161,697)	(b)
Retained (deficit) earnings	(220,874)	(11,862,369)	(12,083,243)	1,352,365	(d)	(13,273,911)
Total stockholders' equity	(59,177)	(115,402)	(174,579)			9,754,308

Total liabilities and stockholders' equity	$3,274	$2,543,598	$2,546,872	$-		$10,868,124

(a)	Record issuance of shares for reverse-merger with Wentworth I, Inc.
(b)	Eliminate Wentworth's stockholders' equity balances.
(c)	Record Offering proceeds and stock issued
(d)	Record modification, extension and conversion of convertible debt

See notes to the unaudited proforma financial statements

1

Aerogrow International, Inc.
Proforma Condensed Statement of Operations
Year Ended December 31, 2005
(Unaudited)

				Adjustments		Proforma
	Wentworth I	Aerogrow	Total	DR (CR)		Total
Revenues	$-	$-	$-			$-
Cost of revenues	-	-	-			-
Gross profit	-	-	-			-

Operating expenses
Research & development	-	577,302	577,302			577,302
Professional consulting fees	22,486	1,594,102	1,616,588			1,616,588
Salaries and wages		1,314,009	1,314,009			1,314,009
Other general and administrative expenses	18,222	3,422,309	3,440,531	59,757	(e)	3,500,288
Total operating expenses	40,708	6,907,722	6,948,430			7,008,187

Loss from operations	(40,708)	(6,907,722)	(6,948,430)			(7,008,187)

Other income (expense)
Interest income (expense), net	-	(809,855)	(809,855)	1,352,365	(d)	(2,162,220)
Total other income (expense)	-	(809,855)	(809,855)			(2,162,220)

Net loss before provision for income taxes	(40,708)	(7,717,577)	(7,758,285)			(9,170,408)

Provision for income taxes	-

Net loss	$(40,708)	$(7,717,577)	$(7,758,285)	$1,412,123		$(9,170,408)

Basic and diluted loss per common share			$(0.56)			$(0.66)

Weighted average number of common shares			8,930,885			8,930,885

(d)	Record modification, extension and conversion of convertible debt
(e)	Record reverse-merger expense.

See notes to the unaudited proforma financial statements

2

Aerogrow International, Inc.
Notes to the Unaudited Proforma Financial Statements
December 31, 2005 and December 31, 2004

1.	Basis of Presentation

The following unaudited pro forma condensed financial statements give effect to the merger transaction of Wentworth I Inc. (the “Company”) with and into Aerogrow International, Inc. (“Aerogrow”). In addition, the unaudited pro forma condensed financial statements give effect to a private placement offering which was completed in conjunction with the merger as well as a conversion of convertible debt securities of Aerogrow which converted contingent upon and conjunction with the merger and the private placement offering.

The following unaudited pro forma condensed balance sheet combines the balance sheet of the Company with Aerogrow as of December 31, 2005, as if the merger, private placement offering conversion of convertible debt securities and occurred on that date. The following unaudited pro forma condensed statements of operations combine the results of operations of the Company with Aerogrow for the year ended December 31, 2005 as if the aforementioned transaction had occurred at the beginning of such period.

The unaudited pro forma condensed financial statements should be read in conjunction with the separate historical financial statements of the Company and Aerogrow, appearing elsewhere herein, and the historical financial statements of the Company as filed with the Securities and Exchange Commission. These pro forma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on December 31, 2005, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

2.	The Merger

On January 12, 2006, Wentworth I, Inc. (“Wentworth,” the “Company”) entered into an Agreement and Plan of Merger (“Agreement”) with AeroGrow International, Inc. (“AeroGrow”) by which the Company will merge with and into AeroGrow, with AeroGrow being the surviving corporation. This merger transaction may also be referred to as a reverse-merger. Prior to this acquisition, the Company had no operations and nominal assets and liabilities.

3.	The Offering

As a condition to the merger, AeroGrow conducted a private placement offering of its common stock and common stock purchase warrants to institutional investors and other high net worth individuals on a best efforts $5,000,000 minimum, $12,000,000 maximum basis. The offering was a condition to the merger, and the merger was contingent on the offering. On February 24, 2006, AeroGrow completed a sale of shares of its common stock and common stock purchase warrants in a private placement transaction (the “Offering”). AeroGrow sold 2,000,000 shares of its common stock and warrants to purchase 2,000,000 shares of its common stock and AeroGrow received gross proceeds of $10,000,000. Each Unit in the Offering consisted of one share of common stock and a five-year warrant to purchase one share of common stock at an exercise price of $6.25 per share. The price per Unit in the Offering was $5.00. AeroGrow is required to register the shares of its common stock issued in the Offering (as well as the shares of common stock underlying the Warrants) with the Securities and Exchange Commission (“SEC”) for resale by the Investors. After commissions, expenses and the reverse merger fees, AeroGrow received net proceeds of $8,321,252 in the Offering.

3

For their services as placement agent, AeroGrow paid Keating Securities a fee equal to 10%, or $1,000,000, of the gross proceeds from the Offering. AeroGrow also paid Keating Securities a non-accountable expense allowance equal to 3%, or approximately $300,000, of the gross proceeds from the Offering. In addition, AeroGrow issued to Keating Securities and its designee’s five-year warrants to purchase an aggregate of 200,000 shares of its common stock at an exercise price of $6.25 per share (“Agent Warrants”). The warrants are fully vested and may be exercised on a cashless or net issuance basis.

4.	Conversion of Convertible Debt

In connection with the Merger, AeroGrow sought to modify the terms of certain outstanding convertible notes issued in 2005 with an outstanding principal balance of $3,000,000, originally due June 30, 2006 (“Convertible Notes”). The note holders of this debt were offered the opportunity to convert the principal and interest at a reduced conversion rate, extend the maturity for a lesser reduced conversion rate than immediate conversion or maintain the current terms unchanged.

Effective as of the closing of the merger, holders of Convertible Notes representing $2,130,000 in principal amount converted their notes into AeroGrow common stock at a conversion price of $3.00 per share, a reduction from the original conversion price of $4.00 per share. Accordingly, at the closing of the Merger and Offering, AeroGrow issued 710,009 shares of its common stock to converting note holders (“Note Conversion”). The converting note holders also were issued, pursuant to the terms of the original note offering, five-year warrants to purchase 426,000 shares of AeroGrow’s common stock at an exercise price of $6.00 per share. Each share of AeroGrow common stock and each warrant issued to the converting note holders will be restricted securities, and the holder thereof may not sell, transfer or otherwise dispose of such securities without registration under the Securities Act or an available exemption therefrom. AeroGrow has agreed to register for resale the shares of AeroGrow’s common stock issued to converting note holders (together with the shares of AeroGrow’s common stock underlying the warrants issued to the note holders in connection with the original note issuance and upon the note conversion) on a registration statement to be filed with the SEC.

5.	Pro Forma Adjustments

Condensed Balance Sheet - December 31, 2005

(a)	Record issuance of 580,136 shares of AeroGrow common stock to shareholders of Wentworth I, Inc.

(b)	Eliminate stockholders' equity balances of Wentworth I, Inc.

(c)	Record receipt of offering proceeds, common stock issued and the associated adjustments to additional paid in capital.

(d)
Record modification, extension and conversion of convertible debt and associated adjustment to retained earnings for the charge to interest expense as a result of the write off of the original beneficial conversion feature of associated with the $2,130,000 in notes converted and the additional beneficial conversion feature granted to such note holders.

Condensed Statement of Operations for the year ended December 31, 2005

(d)
Record modification, extension and conversion of convertible debt and associated adjustment to retained earnings for the charge to interest expense as a result of the write off of the original beneficial conversion feature of associated with the $2,130,000 in notes converted and the additional beneficial conversion feature granted to such note holders.

(e)	Record reverse-merger expense as a result of Wentworth I shareholder deficit.

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